APPENDIX A

DEFINITIONS AND USAGE

Usage

The following rules of construction and usage shall be applicable to any instrument that is governed by this Appendix:

(a)  All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

(b)  As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument.  To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

(c)  The words “hereof,” “herein,” “hereunder” and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to “Article,” “Section” or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term “including” means “including without limitation.”

(d)  The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)  Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.

(f)  References to “Group I and Group II” and/or “Group I or Group II” followed by a defined term shall mean such defined term as limited to the Group I Notes or Group I Student Loans, and the Group II Notes or Group II Student Loans (in each case, as applicable) to the exclusion of the other group of Notes or Financed Student Loans, as the case may be.

Definitions

“Accepted Servicing Procedures” means that the Master Servicer shall (or shall cause the applicable Sub-Servicer to) manage, service, administer and make collections on the Financed Student Loans with reasonable care, using that degree of skill and attention that the Master Servicer (or such Sub-Servicer) exercises with respect to all comparable student loans that it services but, in any event, in accordance with customary and usual standards of practice of prudent lenders and loan servicers administering similar student loans.  The Master Servicer shall (or shall cause the applicable Sub-Servicer to) manage, service, administer and make collections with respect to the Financed Student Loans in accordance with, and otherwise comply with, all applicable Federal and state laws, including all applicable standards, guidelines and requirements of the Higher Education Act (in the case of the Financed Federal Loans) and any applicable Guarantee Agreement (in the case of the Financed Guaranteed Loans).  These procedures shall include collection and posting of all payments, responding to inquiries of borrowers on such Financed Student Loans, monitoring borrowers’ status, making required disclosures to borrowers, investigating delinquencies, sending payment coupons to borrowers and otherwise establishing repayment terms, reporting tax information to borrowers, if applicable, accounting for collections and furnishing monthly and annual statements with respect thereto to the Administrator (and upon request the Administrator shall provide copies thereof to the Securities Insurer).  The Master Servicer shall (or shall cause the applicable Sub-Servicer to) follow its customary standards, policies and procedures in performing its duties as Master Servicer (or Sub-Servicer, as the case may be).

“Access Loans” means those Financed Student Loans that were originated under The Law Access® Program or The Access GroupSM Loan Program as administered by LSAS or LAI.

“Act” has the meaning specified in Section 11.03(a) of the Indenture.

“Additional Fundings” means the moneys transferred from the Group I or Group II Pre-Funding Account, as applicable, and the Group I or Group II Escrow Account, as applicable, on Subsequent Transfer Dates during the Funding Period, and shall consist of amounts paid to the Depositor and by the Depositor to the Seller to acquire Subsequent Student Loans and Other Student Loans (that become Group I or Group II Student Loans, as applicable) as of the applicable Subsequent Cut-off Dates, to pay capitalized interest on the Group I or Group II Student Loans, as applicable, and to pay Guarantee Fee Advances, if applicable, as provided in Section 5.08(a) of the Sale and Servicing Agreement.

“Additional Group I Student Loans” means those Additional Student Loans that are also Group I Student Loans.

“Additional Group II Student Loans” means those Additional Student Loans that are also Group II Student Loans.

“Additional Student Loans” means the collective reference to the Subsequent Student Loans and Other Student Loans.

“Administration Agreement” means the Administration Agreement dated as of August 1, 2003, among the Issuer, the Indenture Trustee and the Administrator.

“Administration Fee” has the meaning specified in Section 3 of the Administration Agreement.

“Administrator” means Key Bank USA, National Association, a national banking association, in its capacity as administrator of the Issuer and the Financed Student Loans, and its successors and permitted assigns.

“Administrator Default” has the meaning specified in Section 8.01(b) of the Sale and Servicing Agreement.

“Administrator’s Certificate” means an Officers’ Certificate of the Administrator delivered pursuant to Section 4.08(c) of the Sale and Servicing Agreement and containing the information required by such Section 4.08(c).

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Ameritrust” means Ameritrust Company National Association, predecessor in interest to Society.

“Applicable Index” means with respect to each Class of the Notes, other than the Class II-A-IO Notes, Three-Month LIBOR.

“Applicable Note Margin” means: 0.04% for the Class I-A-1 Notes, 0.26% for the Class I-A-2 Notes, 0.75% for the Class I-B Notes, 0.15% for the Class II-A-1 Notes, 0.31% for the Class II-A-2 Notes, 0.47% for the Class II-A-3 Notes and 0.53% for the Class II-B Notes.

“Applicable Note Rate” means, with respect to the Class II-A-IO Notes,  0.125% per annum.

“ASA” means the Massachusetts Higher Education Assistance Corporation now doing business as American Student Assistance Corporation, a Massachusetts non-profit corporation.

“Assigned Agreements”  means the following agreements, as the same may be amended and restated from time to time, (i) the Deposit Agreement dated as of January 28, 1992, between TERI and KBUSA (as successor to Ameritrust), (ii) the Security Agreement dated as of January 28, 1992, between TERI and KBUSA (as successor to Ameritrust), (iii) the Letter Agreement dated as of January 28, 1992, between LSAS and KBUSA (as successor to Ameritrust), (iv) the Trust Agreement dated as of July 14, 1992 and restated as of July 1, 1994, among KBUSA, LSAS and First Bank (N.A.), Milwaukee, Wisconsin, as trustee, (v) the LAL/BEL Guarantee Agreements dated as of January 28, 1992 and December 21, 1992, between KBUSA and TERI, and (vi) the Private Guarantee Agreement dated as of March 23, 1995, among KBUSA, TERI, Society National Bank, Indiana, and Wilmington Trust Company, (vii) the Consolidated Deposit Agreement and Consolidated Security Agreement each dated November 1, 1995 between TERI and Society, and (viii) Alternative DEAL Surety Bond Numbers 1994-A, 1994-B, 1995-A and 1996-A, dated February 23, 1994, October 4, 1994, July 1, 1995 and July 1, 1996, respectively, issued by HICA to KeyBank of Maine, Society, Society and KBUSA, respectively; and (ix) the Pledged Collateral Account Control Agreement dated as of January 1, 1999, among TERI, KBUSA and McDonald Investments Inc., a wholly-owned subsidiary of KeyCorp, all to the extent necessary to permit the Trust to realize its rights and benefits under the assignment of the agreements referred to in clauses (i) through (ix) above.

“Assigned Rights” has the meaning specified in Section 2.01 of the Sale and Servicing Agreement.

“Auction Purchase Amount” with respect to the Group I or Group II Student Loans, as applicable, means the aggregate unpaid principal balance owed by the applicable borrowers thereon plus accrued interest thereon to the date of purchase less the amount on deposit in the Group I or Group II Reserve Account, respectively, as of such date.

“Authorized Officer” means (i) with respect to the Issuer, any officer of the Eligible Lender Trustee who is authorized to act for the Eligible Lender Trustee in matters relating to the Issuer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Eligible Lender Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (ii) with respect to the Administrator, any officer of the Administrator or any of its Affiliates who is authorized to act for the Administrator in matters relating to itself or to the Issuer and to be acted upon by the Administrator pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (iii) with respect to the Depositor, any officer of the Depositor or any of its Affiliates who is authorized to act for the Depositor in matters relating to or to be acted upon by the Depositor pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Depositor to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (iv) with respect to KBUSA, any officer of KBUSA or any of its Affiliates who is authorized to act for KBUSA in matters relating to or to be acted upon by KBUSA pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by KBUSA to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (v) with respect to the Master Servicer, any officer of the Master Servicer or any of its Affiliates who is authorized to act for the Master Servicer in matters relating to or to be acted upon by the Master Servicer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Master Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), and (vi) with respect to any Sub-Servicer, any officer of the Sub-Servicer or any of its Affiliates who is authorized to act for such Sub-Servicer in matters relating to or to be acted upon by the Sub-Servicer, pursuant to the applicable Sub-Servicing Agreement, and who is identified on the list of Authorized Officers delivered by such Sub-Servicer to the Master Servicer on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Available Funds” means, collectively, the Group I and Group II Available Funds.

“Bar Exam Loan” means a Bar Examination Loan made by KBUSA to an eligible borrower pursuant to the Programs.

“Basic Documents” means the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Custodial Agreement, the Student Loan Transfer Agreement, the Note Depository Agreement, the Guarantee Agreements, the Group I Basis Risk Cap Agreement, the Group II Basis Risk Cap Agreement, the Group I Interest Rate Swap, the Group II Cap Agreement, the Group I Put Option Agreement, the Group II Put Option Agreement, the Insurance Agreement and other documents and certificates delivered in connection with any thereof.

“Basis Risk Cap Agreements” means the Group I Basis Risk Cap Agreement and the Group II Basis Risk Cap Agreement.

“Basis Risk Cap Funds” means, collectively, the Group I Basis Risk Cap Funds and the Group II Basis Risk Cap Funds.

“Benefit Plan” has the meaning specified in Section 3.04 of the Trust Agreement.

“Book-Entry Note” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City or Cleveland, Ohio, are authorized or obligated by law, regulation or executive order to remain closed.

“Calculated Pool Balance” means, at any time and with respect to either Group of Student Loans or all the Financed Student Loans, as applicable, the aggregate principal balance of the Group I and/or Group II Student Loans, as applicable, or specified subset thereof, at the Cutoff Date, Subsequent Cutoff Date or Statistical Cutoff Date, as specified (including accrued interest thereon at such date to the extent such interest will be capitalized upon commencement of repayment).

“Cap Accounts” means the Group I Basis Risk Cap Account and the Group II Basis Risk Cap Account.

“Cap Counterparty” means Key Bank USA, National Association in its capacity as a party to the Group II Cap Agreement, and its successors and permitted assigns.

“Cap Provider” means Key Bank USA, National Association in its capacity as a party to the Basis Risk Cap Agreements, and its successors and permitted assigns.

“Certificate” means the Trust Certificate issued pursuant to the Trust Agreement, substantially in the form of Exhibit A thereto.

“Certificate Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 3.09 of the Trust Agreement, which shall initially be the Eligible Lender Trustee.

“Certificate Register” and “Certificate Registrar” means the register mentioned and the registrar appointed pursuant to Section 3.04 of the Trust Agreement.

“Certificateholder” means the Person in whose name the Certificate is registered in the Certificate Register.

“Class” means reference to any of the Class I-A-1, Class I-A-2, Class I-B, Class II-A-1, Class II-A-2, Class II-A-3 or Class II-A-IO Notes, as applicable.

“Class I-A-1 Basis Risk Cap Payment” means with respect to any Distribution Date prior to the termination of the Group I Basis Risk Cap Agreement, an amount equal to (x) the positive difference, if any, between (1) the amount, if any, by which the amount of interest calculated at the Formula Rate for the related Interest Period exceeds the amount of interest calculated at the Student Loan Rate for such Interest Period for the Class I-A-1 Notes minus (2) the amount of Group I Available Funds, if any, remaining to pay the Noteholders’ Interest Index Carryover with respect to the Class I-A-1 Notes on such Distribution Date pursuant to Section 5.05(c)(X)(8)(x) of the Sale and Servicing Agreement for the Class I-A-1 Notes for such Interest Period, plus (y) interest calculated at the Formula Rate for the Class I-A-1 Notes on any amounts due but unpaid by the Cap Provider under clause (x) above.

“Class I-A-2 Basis Risk Cap Payment” means, with respect to any Distribution Date prior to the termination of the Group I Basis Risk Cap Agreement, an amount equal to (x) the positive difference, if any, between (1) the amount, if any, by which the amount of interest calculated at the Formula Rate for the related Interest Period exceeds the amount of interest calculated at the Student Loan Rate for such Interest Period for the Class I-A-2 Notes minus (2) the amount of Group I Available Funds, if any, remaining to pay the Noteholders’ Interest Index Carryover with respect to the Class I-A-2 Notes on such Distribution Date pursuant to Section 5.05(c)(X)(8)(x) of the Sale and Servicing Agreement, plus (y) interest calculated at the Formula Rate for the Class I-A-2 Notes due but unpaid by the Cap Provider under clause (x) above.

“Class I-B Basis Risk Cap Payment” means, with respect to any Distribution Date prior to the termination of the Group I Basis Risk Cap Agreement, an amount equal to (x) the positive difference, if any, between (1) the amount, if any, by which the amount of interest calculated at the Formula Rate for the related Interest Period exceeds the amount of interest calculated at the Student Loan Rate for such Interest Period for the Class I-B Notes minus (2) the amount of Group I Available Funds, if any, remaining to pay the Noteholders’ Interest Index Carryover with respect to the Class I-B Notes on such Distribution Date pursuant to Section 5.05(c)(X)(9)(x) of the Sale and Servicing Agreement, plus (y) interest calculated at the Formula Rate for the Class I-B Notes due but unpaid by the Cap Provider under clause (x) above.

“Class II-A-1 Basis Risk Cap Payment” means with respect to any Distribution Date prior to the termination of the Group II Basis Risk Cap Agreement, an amount equal to (x) the positive difference, if any, between (1) the amount, if any, by which the amount of interest calculated at the Formula Rate for the related Interest Period exceeds the amount of interest calculated at the Student Loan Rate for such Interest Period for the Class II-A-1 Notes minus (2) the amount of Group II Available Funds, if any, remaining to pay the Noteholders’ Interest Index Carryover with respect to the Class II-A-1 Notes on such Distribution Date pursuant to Section 5.05(c)(Y)(11)(x) of the Sale and Servicing Agreement for the Class II-A-1 Notes for such Interest Period, plus (y) interest calculated at the Formula Rate for the Class II-A-1 Notes on any amounts due but unpaid by the Cap Provider under clause (x) above.

“Class II-A-2 Basis Risk Cap Payment” means, with respect to any Distribution Date prior to the termination of the Group II Basis Risk Cap Agreement, an amount equal to (x) the positive difference, if any, between (1) the amount, if any, by which the amount of interest calculated at the Formula Rate for the related Interest Period exceeds the amount of interest calculated at the Student Loan Rate for such Interest Period for the Class II-A-2 Notes minus (2) the amount of Group II Available Funds, if any, remaining to pay the Noteholders’ Interest Index Carryover with respect to the Class II-A-2 Notes on such Distribution Date pursuant to Section 5.05(c)(Y)(11)(x) of the Sale and Servicing Agreement, plus (y) interest calculated at the Formula Rate for the Class II-A-2 Notes due but unpaid by the Cap Provider under clause (x) above.

“Class II-A-3 Basis Risk Cap Payment” means, with respect to any Distribution Date prior to the termination of the Group II Basis Risk Cap Agreement, an amount equal to (x) the positive difference, if any, between (1) the amount, if any, by which the amount of interest calculated at the Formula Rate for the related Interest Period exceeds the amount of interest calculated at the Student Loan Rate for such Interest Period for the Class II-A-3 Notes minus (2) the amount of Group II Available Funds, if any, remaining to pay the Noteholders’ Interest Index Carryover with respect to the Class II-A-3 Notes on such Distribution Date pursuant to Section 5.05(c)(Y)(11)(x) of the Sale and Servicing Agreement, plus (y) interest calculated at the Formula Rate for the Class II-A-3 Notes due but unpaid by the Cap Provider under clause (x) above.

“Class II-B Basis Risk Cap Payment” means, with respect to any Distribution Date prior to the termination of the Group II Basis Risk Cap Agreement, an amount equal to (x) the positive difference, if any, between (1) the amount, if any, by which the amount of interest calculated at the Formula Rate for the related Interest Period exceeds the amount of interest calculated at the Student Loan Rate for such Interest Period for the Class II-B Notes minus (2) the amount of Group II Available Funds, if any, remaining to pay the Noteholders’ Interest Index Carryover with respect to the Class II-B Notes on such Distribution Date pursuant to Section 5.05(c)(Y)(12)(x) of the Sale and Servicing Agreement, plus (y) interest calculated at the Formula Rate for the Class II-B Notes due but unpaid by the Cap Provider under clause (x) above.

“Class I-A-1 Note” means a Floating Rate Class I-A-1 Asset Backed Note issued pursuant to the Indenture, substantially in the form of Exhibit A-1 thereto.

“Class I-A-2 Note” means a Floating Rate Class I-A-2 Asset Backed Note issued pursuant to the Indenture, substantially in the form of Exhibit A-2 thereto.

“Class I-B Note” means a Floating Rate Class I-B Asset Backed Note issued pursuant to the Indenture, substantially in the form of Exhibit A-3 thereto.

“Class II-A-1 Note” means a Floating Rate Class II-A-1 Asset Backed Note issued pursuant to the Indenture, substantially in the form of Exhibit A-4 thereto.

“Class II-A-2 Note” means a Floating Rate Class II-A-2 Asset Backed Note issued pursuant to the Indenture, substantially in the form of Exhibit A-5 thereto.

“Class II-A-3 Note” means a Floating Rate Class II-A-3 Asset Backed Note issued pursuant to the Indenture, substantially in the form of Exhibit A-6 thereto.

“Class II-A-IO Note” means a 0.125% Class II-A-IO Asset Backed Note issued pursuant to the Indenture, substantially in the form of Exhibit A-7 thereto.

“Class II-B Note” means a Floating Rate Class II-B Asset Backed Note issued pursuant to the Indenture, substantially in the form of Exhibit A-8 thereto.

“Class A Notes” means the Group I Class A Notes and the Group II Class A Notes.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means August 14, 2003.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Cohort Default Rate” means the percentage of an educational institution’s borrowers who enter repayment on certain Federal Family Education Loan Program and/or William D. Ford Federal Direct Loan Program loans during a particular fiscal year and default or meet other specified conditions before the end of the next fiscal year, as is more specifically described in 34 C.F.R. Part 668 (including the definition of terms set forth herein).

“Collateral” has the meaning specified in the Granting Clause of the Indenture.

“Collection Account” means the account designated as such, established and maintained pursuant to Section 5.01(a)(i) of the Sale and Servicing Agreement (including the Group I Collection Account Sub-Account, and the Group II Collection Account Sub-Account created in connection therewith).

“Collection Period” means, with respect to the first Distribution Date, the period beginning on the Cutoff Date with respect to the Initial Financed Student Loans, or the Subsequent Cutoff Date with respect to the Subsequent Student Loans, as applicable, and ending on December 31, 2003 and with respect to each subsequent Distribution Date, the Collection Period means the three calendar months immediately following the end of the previous Collection Period.

“Commercial Paper Rate” means the 90-day AA Financial Commercial Paper rate posted in the Federal Reserve Release entitled “Commercial Paper Rates and Outstandings” (converted, if necessary, from a discount basis to a bond equivalent yield).

“Commercial Paper Rate Loans” means the Group I Student Loans, with an aggregate unpaid principal balance as of the Statistical Cut-off Date of $301,146,375.54 that bear interest at the Commercial Paper Rate.  Interest on each Commercial Paper Rate Loan is calculated for each calendar month using the Commercial Paper Rate for the last business day of the prior calendar month.

“Commission” means the Securities and Exchange Commission.

“Consolidation Loans” means Federal Consolidation Loans and Private Consolidation Loans, collectively.

“Coordination Agreements” means the following agreements, as the same may be amended and restated from time to time, (i) the Coordination Agreement, dated as of February 15, 1990, as amended, by and among LAI (as successor to LSAS), PHEAA, ASA, TERI and Society (as successor by merger to Ameritrust) (the “1990 Coordination Agreement”); (ii) the Coordination Agreement, dated as of January 4, 1991, as amended, by and among LAI (as successor to LSAS), PHEAA, ASA, TERI and Society (as successor by merger to Ameritrust) (the “1991 Coordination Agreement”); (iii) the Coordination Agreement, dated as of January 28, 1992, as amended, by and among LAI (as successor to LSAS), PHEAA, ASA, ELSI, TERI and Society (as successor by merger to Ameritrust) (the “1992 Coordination Agreement”); (iv) the Coordination Agreement, dated as of December 21, 1992, as amended, by and among LAI (as successor to LSAS), PHEAA, ASA, ELSI, TERI and Society (the “1993-1995 Coordination Agreement”); and (v) the Coordination Agreement, dated as of March 23, 1995, as amended, by and among LAI, PHEAA, ASA, TERI and Society (the “1996-1998 Coordination Agreement”).

“Corporate Trust Office” means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at 4 New York Plaza, 6th Floor, New York, New York 10004-2477, Attention:  Structured Finance Services – ABS (facsimile:  (212) 623-5933) or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Securities Insurer, the Swap Counterparty, the Administrator, the Put Option Provider and the Depositor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Securities Insurer, the Swap Counterparty, the Administrator, Put Option Provider and the Depositor) and (ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at 1 Bank One Plaza, Suite IL1-0480, Chicago, Illinois 60670, Attention:  Corporate Trust Administration (telephone: (312) 336-9730; facsimile:  (312) 336-8840); or at such other address as the Eligible Lender Trustee may designate by notice to the Certificateholder, the Securities Insurer, the Swap Counterparty, the Administrator, Put Option Provider and the Depositor, or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the Certificateholder, the Securities Insurer, the Swap Counterparty, the Administrator, Put Option Provider and the Depositor).

“CSAC” means the California Student Aid Commission, an agency of the State of California.

“CSLF” means the Connecticut Student Loan Foundation.

“CSLP” means the Colorado Student Loan Program.

“Cumulative Default Ratio” means, with respect to the Group I Student Loans only, the ratio of the aggregate principal balance of Group I Student Loans with respect to which default claims have been filed, to the aggregate principal balance of Group I Student Loans ever included as part of the Group I Student Loans.

“Custodial Agreement” means, the Custodial Agreement, dated as of August 1, 2003, between the Custodian and the Master Servicer.

“Custodian” means, Deutsche Bank Trust Company Americas, or its successors in interest and permitted assigns.

“Custodian Trust Receipt” means the Trust Receipt, dated August 13, 2003 from the Custodian acknowledging receipt and possession of the Financed Student Loan Files relating to the Financed Student Loans being serviced directly by the Master Servicer.

“Cutoff Date” means with respect to the Initial Pool Student Loans, August 1, 2003.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Deficiency Amount” shall have the meaning given to such term in the Group II Insured Notes Guaranty Insurance Policy.

“Definitive Notes” has the meaning specified in Section 2.10 of the Indenture.

“Delaware Trustee” means Bank One Delaware, Inc., a Delaware corporation, not in its individual capacity but solely as Delaware Trustee under the Trust Agreement.

“Delivery” or “Deliver” when used with respect to Trust Account Property means the following and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Collateral to the Indenture Trustee, free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof:

(a)

with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute instruments and are susceptible of physical delivery (“Physical Property”):

(b)

transfer of possession thereof to the Indenture Trustee endorsed to, or with respect to a certificated security:

(i)

delivery thereof in bearer form to the Indenture Trustee; or

(ii)

delivery thereof in registered form to the Indenture Trustee and

(A)

the certificate is endorsed to the Indenture Trustee or in blank by effective endorsement; or

(B)

the certificate is registered in the name of the Indenture Trustee, upon original issue or registration of transfer by the issuer;

(c)

with respect to an uncertificated security:

(i)

the delivery of the uncertificated security to the Indenture Trustee; or

(ii)

the issuer has agreed that it will comply with instructions originated by the Indenture Trustee, without further consent by the registered owner;

(d)

with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations:

(i)

a Federal Reserve Bank by book entry credits the book-entry security to the securities account (as defined in 31 CFR Part 357) of a participant (as defined in 31 CFR Part 357) which is also a securities intermediary; and

(ii)

the participant indicates by book entry that the book-entry security has been credited to the Indenture Trustee’s securities account, as applicable;

(e)

with respect to a security entitlement:

(i)

the Indenture Trustee, becomes the entitlement holder; or

(ii)

the securities intermediary has agreed that it will comply with entitlement orders originated by the Indenture Trustee;

(f)

without further consent by the entitlement holder for the purpose of clauses (b) and (c) hereof “delivery” means:

(i)

with respect to a certificated security:

(A)

the Indenture Trustee, acquires possession thereof;

(B)

another person (other than a securities intermediary) either acquires possession thereof on behalf of the Indenture Trustee or, having previously acquired possession thereof, acknowledges that it holds for the Indenture Trustee; or

(C)

a securities intermediary acting on behalf of the Indenture Trustee acquires possession of thereof, only if the certificate is in registered form and has been specially endorsed to the Indenture Trustee by an effective endorsement;

(ii)

with respect to an uncertificated security:

(A)

the issuer registers the Indenture Trustee as the registered owner, upon original issue or registration of transfer; or

(B)

another person (other than a securities intermediary) either becomes the registered owner thereof on behalf of the Indenture Trustee, or, having previously become the registered owner, acknowledges that it holds for the Indenture Trustee;

(g)

for purposes of this definition, except as otherwise indicated, the following terms shall have the meaning assigned to each such term in the UCC:

(i)

“certificated security”

(ii)

“effective endorsement”

(iii)

“entitlement holder”

(iv)

“instrument”

(v)

“securities account”

(vi)

“securities entitlement”

(vii)

“securities intermediary”

(viii)

“uncertificated security”

(h)

in each case of Delivery contemplated herein, the Indenture Trustee shall make appropriate notations on its records, and shall cause same to be made of the records of its nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement.

“Department” means the United States Department of Education, an agency of the Federal government.

“Depositor” means Key Consumer Receivables LLC, a Delaware limited liability company, and its successors in interest.

“Depositor Eligible Lender Trustee” means Bank One, National Association, in its capacity as eligible lender trustee on behalf of the Depositor.

“Depository” has the meaning specified in Section 2.04 of the Indenture.

“Determination Date” means, with respect to any Monthly Servicing Payment Date or Distribution Date, as the case may be, the third Business Day preceding such Monthly Servicing Payment Date or Distribution Date.

“Distribution Date” means, with respect to each Collection Period, the twenty-fifth day of each January, April, July and October or, if such day is not a Business Day, the immediately following Business Day, commencing on January 26, 2004.

“DTC” means the Depository Trust Company, a New York corporation.

“ECMC” means Educational Credit Management Corporation, a Minnesota corporation.

“ELSI” means Education Loan Services, Inc., a Massachusetts corporation.

“Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution, (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from at least two nationally recognized Rating Agencies in one of their respective generic rating categories which signifies investment grade and is acceptable to the Securities Insurer, (c) an account or accounts maintained with KeyBank National Association, so long as KeyBank National Association’s long-term unsecured debt rating shall be at least “A” from S&P and “A1” from Moody’s and KeyBank National Association’s short-term deposit or short-term unsecured debt rating shall be at least “A-1” from S&P and “P-1” from Moody’s, or (d) any other account that is acceptable to the Rating Agencies (as evidenced by written confirmation to the Indenture Trustee from each Rating Agency that the use of such account satisfies the Rating Agency Condition) and the Securities Insurer.  Any such accounts may be maintained with KBUSA or any of its affiliates, if such accounts qualify under the preceding sentence; provided, however, that at all times when any such accounts are held at KBUSA, or any of its affiliates, such accounts will be segregated accounts.

“Eligible Institution” means a depository institution (which may be, without limitation, KBUSA or any Affiliate of KBUSA (but only if all rights of set-off have been waived), the Eligible Lender Trustee or any Affiliate of the Eligible Lender Trustee, or the Indenture Trustee or any Affiliate of the Indenture Trustee) organized under the banking laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), (a) which has (i) a short-term senior unsecured debt rating of “P-1” or better by Moody’s and (ii) either (A) a long term senior unsecured debt rating of “AAA” by S&P or (B) a short-term senior unsecured debt rating “A-1+” by S&P, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and the Securities Insurer, and (b) whose deposits are insured by the FDIC.  If so qualified, KBUSA or any Affiliate of KBUSA, the Eligible Lender Trustee or any Affiliate of the Eligible Lender Trustee, or Indenture Trustee or any Affiliate of the Indenture Trustee, may be considered an Eligible Institution.

“Eligible Investments” mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)

direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b)

demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that (i) each such investment has an original maturity of less than 365 days and (ii) at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date, as the case may be), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from Moody’s and S&P in the highest investment category granted thereby;

(c)

commercial paper having an original maturity of less than 365 days and having, at the time of the investment or contractual commitment to invest therein, a rating from Moody’s and S&P in the highest investment category granted thereby;

(d)

investments in money market funds (including funds for which the Indenture Trustee or the Eligible Lender Trustee or any of their respective Affiliates or any of KBUSA’s Affiliates is an investment manager or advisor) that (i) maintain a stable $1.00 net asset value per share, (ii) are freely transferable on a daily basis, (iii) invests only in other Eligible Investments, and (iv) have a rating from Moody’s and S&P in the highest investment category granted thereby;

(e)

bankers’ acceptances having an original maturity of less than 365 days and issued by any depository institution or trust company referred to in clause (b) above;

(f)

investments in the money market fund known as “The Victory Fund U.S. Government Obligations Fund” or any comparable or successor money market fund provided that (i) KBUSA or one of its Affiliates is the investment manager or advisor of such money market fund, (ii) such money market fund seeks to maintain a stable $1.00 net asset value, per share, (iii) the shares of such money market fund are freely transferable, (iv) such money market fund invests only in Eligible Investments, and (v) such money market fund otherwise satisfies the requirements of Rule 2a-7 of the Investment Company Act of 1940, as amended; and

(g)

any other investment permitted by each of the Rating Agencies and (provided that no Securities Insurer Default has occurred and is continuing) the Securities Insurer as set forth in writing delivered to the Indenture Trustee; provided that such investment is consistent with the definition of an “eligible investment” contained in FASB 140, Paragraph 35.

“Eligible Lender Trustee” means Bank One, National Association, a national banking association, not in its individual capacity but solely as eligible lender trustee under the Trust Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Accounts” means the Group I Escrow Account and the Group II Escrow Account.

“Event of Default” has the meaning specified in Section 5.01 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, the Assistant Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

“Expected Interest Collections” means, with respect to each group of Financed Student Loans and any Collection Period, the sum of (i) the amount of interest accrued (and with respect to the Group I Student Loans, net of amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers), for such Collection Period (whether or not such interest is actually paid), (ii) all Interest Subsidy Payments and Special Allowance Payments expected to be received by the Eligible Lender Trustee for such Collection Period (whether or not actually received) with respect to the Group I Student Loans and (iii) Investment Earnings for such Collection Period.

“Expenses” means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Eligible Lender Trustee or any of its officers, directors or agents in any way relating to or arising out of the Trust Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Eligible Lender Trustee under the Trust Agreement or the other Basic Documents.

“Fair Market Value” means the fair market value of the Group I Student Loans or the Group II Student Loans, as the case may be, as determined by the Administrator (acting as calculation agent) pursuant to Section 5 of each of the Group I and Group II Put Option Agreement, as applicable.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Consolidation Loan” means a loan made by KBUSA to an eligible borrower that represents the refinancing of Financed Federal Loans of such borrower in accordance with the applicable terms and conditions of the Program and the Higher Education Act.

“Federal Consolidation Loan Rebate” means the monthly fee payable to the Department by the holder of Federal Consolidation Loans made (x) on or after October 1, 1993, equal to 1.05% per annum, but (y) with respect to Federal Consolidation Loans for which applications were received on or after October 1, 1998 but before February 1, 1999, equal to 0.62% per annum, in each case on the outstanding balance of such Federal Consolidation Loan.

“Federal Guarantors” means, collectively, ASA, CSAC, CSLF, CSLP, ECMC, GLEHGC, ISAC, KHEAA, MHEAA, NSLP, NYHESC, OSAC, PHEAA, TSAC, TGSLC  and USAF.

“Federal Origination Fee” means the origination fee payable to the Department by the lender with respect to any Financed Federal Loan (including Federal Consolidation Loans) made on or after October 1, 1993, equal to 0.50% of the initial principal balance of such loan.

“Final Maturity Date” means for the (i) Class I-A-1 Notes, the January 2014 Distribution Date, (ii) Class I-A-2 Notes, the October 2032 Distribution Date, (iii) Class I-B Notes, the July 2036 Distribution Date, (iv) Class II-A-1 Notes, the July 2017 Distribution Date, (v) Class II-A-2 Notes, the October 2025 Distribution Date, (vi) Class II-A-3 Notes, the April 2036 Distribution Date, (vii) Class II-B Notes, the January 2037 Distribution Date and (viii) Class II-A-IO Notes, the April 2036 Distribution Date.

“Financed Federal Loans” means the Group I Student Loans, guaranteed as to the payment of principal and interest by any of the Federal Guarantors and are reinsured by the Department.

“Financed Guaranteed Loans” means the collective reference to the Financed Federal Loans and the Financed Guaranteed Private Loans.

“Financed Guaranteed Private Loans” means those Group II Student Loans that are guaranteed as to the payment of principal and interest by TERI or HICA and are not reinsured by the Department or any other governmental entity.

“Financed Private Loans” means the collective reference to Financed Guaranteed Private Loans and Financed Unguaranteed Private Loans.

“Financed Student Loans” means the collective reference to the Initial Financed Student Loans and the Additional Student Loans.

“Financed Student Loan Files” means the documents specified in Section 3.03 of the Sale and Servicing Agreement.

“Financed Student Loan Note” means the original fully executed copy of the note (or a copy of a fully executed master promissory note) evidencing each Financed Student Loan.

“Financed Unguaranteed Private Loans” means those Group II Student Loans that are not guaranteed as to the payment of principal or interest by any federal or private guarantor, or by any other party or governmental agency, including, without limitation, the Depositor or the Seller.

“Formula Rate” means for any Interest Period with respect to each Class of Notes (other than the Class II-A-IO Notes), the Applicable Index plus the Applicable Note Margin.

“Funding Period” means, with respect to each of the Group I and Group II Notes, the period beginning on the Closing Date and ending, in each case, on the first to occur of (a) the date on which an Event of Default, a Master Servicer Default or an Administrator Default occurs, (b) the date on which an Insolvency Event occurs with respect to the Depositor or KBUSA, (c) the (i) first date on which the amounts on deposit in the Group I or Group II Pre-Funding Account, as applicable, is zero, or (ii) business day prior to the earliest effective date of any amendment to FASB 140 (Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities) or any other relevant or related accounting literature that is issued, the effect of which would be to amend the criteria defining a “qualifying special purpose entity” or its permitted activities and (d) the close of business on the last day of the Collection Period preceding the October 2005 Distribution Date.

“GLHEGC” means Great Lakes Higher Education Guaranty Corporation, a Wisconsin corporation.

“Graduate Loan Programs” means the loan programs, under which KBUSA made loans to students enrolled in or recently graduated from approved or accredited law schools, medical schools, dental schools, graduate business schools or other graduate level certificate or degree programs.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture.  A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Great Lakes” means Great Lakes Educational Loan Services, Inc. a Wisconsin corporation.

“Great Lakes Sub-Servicing Agreements” means the collective reference to the two certain Subservicing Agreements (one with respect to the Group I Student Loans and the other with respect to the Group II Student Loans), each dated as of August 1, 2003, and each between Great Lakes and the Master Servicer.

“Great Lakes Trust Receipt” means the two Trust Receipts, each dated August 14, 2003, from Great Lakes acknowledging the receipt and possession of the Financed Student Loan Files relating to the Financed Student Loans being sub-serviced by Great Lakes.

“Group I Available Funds” and “Group II Available Funds” means, with respect to the Group I Notes and the Group II Notes, respectively, and any Distribution Date, any Monthly Servicing Payment Date or any other distribution date pursuant to Section 5.04 of the Indenture, the sum of the following amounts received with respect to the then elapsed portion of the related Collection Period to the extent not previously distributed:

(i)

all collections received by the Master Servicer (or any Sub-Servicer acting on its behalf) on the Group I or Group II Student Loans, as applicable (including any Guarantee Payments received with respect to such Group I or Group II Student Loans, as the case may be), but net of (x), with respect to Group I Student Loans only, any Federal Origination Fee and Federal Consolidation Loan Rebate payable to the Department on Federal Consolidation Loans disbursed after October 1, 1993, (y) any applicable administrative fees, late fees or similar fees received from a borrower, and (z) any collections in respect of principal on the Group I or Group II Student Loans, as applicable, applied by the Trust to repurchase guaranteed loans from the Guarantors in accordance with the Guarantee Agreements;

(ii)

with respect to the Group I Student Loans only, any Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during the then elapsed portion of such Collection Period;

(iii)

with respect to the Group I and Group II Student Loans, as applicable, all Liquidation Proceeds and all Recoveries in respect of Liquidated Student Loans which were written off in prior Collection Periods or prior months of such Collection Period;

(iv)

with respect to the Group I and Group II Student Loans, as applicable, the aggregate Purchase Amounts received for those Group I or Group II Student Loans, as the case may be, repurchased by the Depositor (or KBUSA, as the Seller, acting on its behalf) or under an obligation which arose during the elapsed portion of such Collection Period;

(v)

with respect to the Group I Student Loans only, the aggregate amounts, if any, received from the Seller or the Master Servicer (or any Sub-Servicer acting on its behalf), as the case may be, as reimbursement of non-guaranteed interest amounts, or, lost Interest Subsidy Payments and Special Allowance Payments, with respect to the Financed Federal Student Loans pursuant to Section 3.02 or 4.06, respectively of the Sale and Servicing Agreement;

(vi)

with respect to the Group I and Group II Student Loans, as applicable, amounts deposited by the Depositor (or the Seller acting on its behalf) into the applicable sub-account of the Collection Account in connection with the making of Consolidation Loans pursuant to Section 2.03 of the Sale and Servicing Agreement;

(vii)

with respect to the Group I and Group II Student Loans, as applicable, and with respect to the initial Distribution Date, the amount deposited in the applicable sub-account of the Collection Account on the Closing Date pursuant to Section 5.01(a)(i) of the Sale and Servicing Agreement;

(viii)

with respect to the Group I and Group II Student Loans, as applicable, Investment Earnings for such Distribution Date;

(ix)

with respect to the Group I and Group II Student Loans, as applicable, amounts withdrawn from the Group I or Group II Reserve Account, as applicable, in excess of the Group I or Group II Specified Reserve Account Balance, as applicable, and deposited into the applicable sub-account of the Collection Account;

(x)

with respect to the Group I and Group II Student Loans, as applicable, amounts withdrawn from the Group I or Group II Escrow Account and deposited into the applicable sub-account of the Collection Account;

(xi)

with respect to the Group I and Group II Student Loans, as applicable, with respect to the Distribution Date on or immediately after the end of the Funding Period, the amount transferred from the Group I or Group II Pre-Funding Account, as applicable, to the applicable sub-account of the Collection Account;

(xii)

with respect to the Group I Interest Rate Swap, (a) any Net Receipt received from the Swap Counterparty with respect to the related Interest Period and the Group I Interest Rate Swap, as applicable, and (b) any Termination Payment received from the Swap Counterparty with respect to a Termination Event under the Group I Interest Rate Swap, as applicable, to the extent not paid to a substitute Swap Counterparty in accordance with the Group I Interest Rate Swap;

(xiii)

with respect to the Group I and Group II Student Loans, as applicable, any proceeds received in connection with the sale of the Group I or Group II Student Loans, as applicable, pursuant to Section 9.01 of the Sale and Servicing Agreement, or sums collected by the Indenture Trustee pursuant to Sections 5.03 or 5.04(a) of the Indenture; provided, however, that Group I and Group II Available Funds will exclude all payments and proceeds (including Liquidation Proceeds) of any Group I or Group II Student Loans, the related Purchase Amount of which has been included in Group I or Group II Available Funds, as applicable, for a prior Distribution Date; provided, further, that if on any Distribution Date there would not be sufficient funds, after application of Group I or Group II Available Funds, as applicable, amounts available to cover deficiencies pursuant to Sections 5.05(c)(X)(12) and 5.05(c)(Y)(14) of the Sale and Servicing Agreement, as applicable, and amounts available from the Group I or Group II Reserve Account, as the case may be, and the Group I or Group II Pre-Funding Account, as applicable, to pay any of the items specified in clauses (1) through (2) of Section 5.05(c)(X), with respect to the Group I Notes, or clauses (1) through (4) of Section 5.05(c)(Y), with respect to the Group II Notes, of the Sale and Servicing Agreement for such Distribution Date, then Group I or Group II Available Funds, as applicable, for such Distribution Date will include, in addition to the Group I or Group II Available Funds, as the case may be, amounts being held by the Administrator pursuant to Section 5.02 of the Sale and Servicing Agreement, or on deposit in the Group I Collection Account Sub-Account, with respect to Group I Available Funds, or Group II Collection Account Sub-Account, with respect to Group II Available Funds relating to such Distribution Date which would have constituted Group I or Group II Available Funds, as the case may be, for the Distribution Date succeeding such Distribution Date, up to the amount necessary to pay the items specified in clause (1) through (2) of Section 5.05(c)(X), with respect to the Group I Notes, or clause (1) through (4) of Section 5.05(c)(Y), with respect to the Group II Notes, of the Sale and Servicing Agreement, and the Group I or Group II Available Funds, as applicable, for such succeeding Distribution Date will be adjusted accordingly; and

(xiv)

funds released from the Group I or Group II Reserve Account, as applicable, pursuant to Section 5.06(e) of the Sale and Servicing Agreement.

“Group I Basis Risk Cap Account” and “Group II Basis Risk Cap Account” means each of the two accounts designated as such, established and maintained pursuant to Section 5.01(a)(v) of the Sale and Servicing Agreement.

“Group I Basis Risk Cap Agreement” and “Group II Basis Risk Cap Agreement” means each of those two certain interest rate protection agreements, each between the Trust and the Cap Provider as documented according to a 1992 ISDA Master Agreement (Multicurrency—Cross Border), including the related sole confirmation and the related schedule, each dated as of August 14, 2003, and each modified to reflect the terms of the Group I or Group II Notes, as applicable, and the Basic Documents.

“Group I Basis Risk Cap Funds” means, with respect to any Distribution Date the lesser of (x) the sum of the Class I-A-1 Basis Risk Cap Payment, the Class I-A-2 Basis Risk Cap Payment and the Class I-B Basis Risk Cap Payment relating to such Distribution Date and (y) the amount of funds on deposit in the Group I Basis Risk Cap Account on such Distribution Date.

“Group II Basis Risk Cap Funds” means, with respect to any Distribution Date the lesser of (x) the sum of the Class II-A-1 Basis Risk Cap Payment, the Class II-A-2 Basis Risk Cap Payment, the Class II-A-3 Basis Risk Cap Payment and the Class II-B Basis Risk Cap Payment relating to such Distribution Date and (y) the amount of funds on deposit in the Group II Basis Risk Cap Account on such Distribution Date.

“Group II Cap Agreement” means the interest rate cap agreement, between the Trust and the Cap Counterparty as documented according to a 1992 ISDA Master Agreement (Multicurrency—Cross Border), including the related sole confirmation and the related schedule, each dated as of August 14, 2003, and each modified to reflect the terms of the Group II Notes and the Basic Documents.

“Group II Cap Agreement Payment” means a payment made by the Cap Counterparty to the Trust on the third business day before each Distribution Date to and including the January 2005 Distribution Date for deposit into the Group II Reserve Account in an amount, calculated on a quarterly basis, equal to the product of (a) the excess, if any, of (i) three-month LIBOR, except for the first Interest Period, as determined for the Interest Period related to the applicable Distribution Date over (ii) 4.00% and (b) the lesser of (i) a notional amount equal to $500,000,000 and (ii) the aggregate principal balance of the Group II Notes, other than the Class II-A-IO Notes.

“Group I Class A Notes” means the Class I-A-1 Notes and Class I-A-2 Notes.

“Group II Class A Notes” means the Class II-A-1 Notes, the Class II-A-2 Notes, Class II-A-3 Notes and the Class II-A-IO Notes.

“Group I Collateral” has the meaning specified in the Granting Clause of the Indenture.

“Group II Collateral” has the meaning specified in the Granting Clause of the Indenture.

“Group I Collection Account Sub-Account” and “Group II Collection Account Sub-Account” means the two sub-accounts of the Collection Account each as established and maintained pursuant to Section 5.01(a)(i) of the Sale and Servicing Agreement.

“Group I Controlling Noteholders” means the Group I Senior Noteholders (until such time as all Group I Senior Notes have been paid in full, and then the Group I Subordinate Noteholders.  Notwithstanding the foregoing, any Group I Notes owned by KBUSA, the Depositor or any of their respective Affiliates or agents designate for such purpose, shall be not voted by such entity nor considered in determining any specified voting percentage of the Group I Controlling Noteholders, unless otherwise set forth in the Indenture or the Sale and Servicing Agreement, as applicable.

“Group II Controlling Noteholders” means the Group II Senior Noteholders (until such time as all Group II Senior Notes have been paid in full, and then the Group II Subordinate Noteholders.  Notwithstanding the foregoing, any Group II Notes owned by KBUSA, the Depositor or any of their respective Affiliates or agents designated for such purpose, shall be not voted by such entity nor considered in determining any specified voting percentage of the Group II Controlling Noteholders, unless otherwise set forth in the Indenture or the Sale and Servicing Agreement, as applicable; provided that, unless a Securities Insurer Default has occurred and is continuing, the Securities Insurer shall exercise the rights of all holders of each Class Group II Notes for which payments are insured by the Securities Insurer; provided further that the Class II-A-IO Notes shall at all times be entitled to voting rights equal to 1% of the Group II Senior Notes.

“Group I Controlling Parties” means, with respect to the Group I Notes, the Group I Controlling Noteholders.  The Group I Controlling Parties shall possess certain rights on behalf of all the Group I Noteholders under the Indenture and the Sale and Servicing Agreement.

“Group II Controlling Parties” means the Securities Insurer, as the deemed holder of 100% of the Group II Insured Notes under the Indenture (unless a Securities Insurer Default has occurred and is continuing, and if a Securities Insurer Default has occurred and is continuing the Group II Controlling Noteholders).  The Group II Controlling Parties shall possess certain rights on behalf of all the Group II Insured Noteholders under the Indenture and the Sale and Servicing Agreement.  The Class II-A-IO shall not be entitled to any voting rights on matters to be decided by the Group II Controlling Noteholders.  In addition, if part of a remarketing in the secondary market or otherwise, in the event that the Securities Insurer issues a policy guaranteeing interest and principal payments on the Class II-A-3 Notes, the Securities Insurer shall be entitled to exercise all voting rights allocated to the Class II-A-3 Notes for so long as the Securities Insurer is not in default on such policy and such policy remains in full force and effect.

“Group I Escrow Account” and “Group II Escrow Account” means each of the two accounts (one with respect to the Group I Notes and the other with respect to the Group II Notes) designated as such, established and maintained pursuant to Section 5.01(a)(iv) of the Sale and Servicing Agreement.

“Group I Initial Financed Student Loan Pool Balance” means, at any time, the Calculated Pool Balance of the Group I Student Loans, or specified subset thereof, as of the related Cutoff Date (in the case of the Group I Initial Financed Student Loans, or specified subset thereof) or the related Subsequent Cutoff Date (with respect to Additional Group I Student Loans or specified subset thereof).

“Group II Initial Financed Student Loan Pool Balance” means, at any time, the Calculated Pool Balance of the Group II Student Loans, or specified subset thereof, as of the related Cutoff Date (in the case of the Group II Initial Financed Student Loans, or specified subset thereof) or the related Subsequent Cutoff Date (with respect to Additional Group II Student Loans or specified subset thereof).

“Group I Initial Financed Student Loans” and “Group II Initial Financed Student Loans” means the Group I Initial Pool Student Loans and the Group II Initial Pool Student Loans, respectively.

“Group I Initial Pool Student Loans” means any graduate or undergraduate student loans listed on the Schedule of Group I Initial Pool Student Loans on the Closing Date as set forth in Schedule A-1 to the Sale and Servicing Agreement (which Schedule may be in the form of microfiche or computer tape), which student loans the Depositor shall transfer to the Eligible Lender Trustee on behalf of the Issuer pursuant to the Sale and Servicing Agreement on the Closing Date.

“Group II Initial Pool Student Loans” means any graduate or undergraduate student loans listed on the Schedule of Group II Initial Pool Student Loans on the Closing Date as set forth in Schedule A-2 to the Sale and Servicing Agreement (which Schedule may be in the form of microfiche or computer tape), which student loans the Depositor shall transfer to the Eligible Lender Trustee on behalf of the Issuer pursuant to the Sale and Servicing Agreement on the Closing Date.

“Group I Interest Rate Swap” means the interest rate swap agreement between the Trust and the Swap Counterparty as documented on a 1992 ISDA Master Agreement (Multicurrency—Cross Border), including the related sole confirmation and the related schedule, dated as of August 14, 2003, and modified to reflect the terms of the Group I Notes and the Basic Documents.

“Group II Insured Notes” means, collectively, the Class II-A-1 Notes, the Class II-A-2 Notes and the Class II-B Notes.

“Group II Insured Notes Guaranty Insurance Policy” means the unconditional, irrevocable note guaranty insurance policy, number 42180, substantially in the form attached to the Indenture as Exhibit A-9.

“Group II Insured Notes Guaranty Insurance Policy Notice” means the “Notice,” as defined in the Group II Insured Notes Guaranty Insurance Policy, to be provided by the Indenture Trustee to the Securities Insurer with respect to an Insured Payment.

“Group II Insured Noteholders” means, each person in whose name a Group II Insured Note is registered in the Note Register of the Group II Notes.

“Group I Noteholders” means each Person in whose name a Group I Note is registered in the Note Register of the Group I Notes.

“Group II Noteholders” means each Person in whose name a Group II Note is registered in the Note Register of the Group II Notes.

“Group I Notes” means collectively, the Class I-A-1 Notes, the Class I-A-2 Notes and the Class I-B Notes.

“Group II Notes” means collectively, the Class II-A-1 Notes, the Class II-A-2 Notes, the Class II-A-3 Notes and the Class II-A-IO Notes.

“Group I Other Student Loan Pre-Funded Amount” and “Group II Other Student Loan Pre-Funded Amount” means, with respect to any Distribution Date, the amount on deposit in the Group I Other Student Loan Pre-Funding Sub-Account or the Group II Other Student Loan Pre-Funding Sub-Account, respectively.

“Group I Other Student Loan Pre-Funding Sub-Account” and “Group II Other Student Loan Pre-Funding Sub-Account” means the sub-account of the Group I Pre-Funding Account and the Group II Pre-Funding Account, respectively, the contents of which are to used by the Trust to purchase Other Student Loans on or before the end of the Funding Period.

“Group I Parity Date” means the Distribution Date on which the aggregate principal balance of the Group I Notes (after giving effect to all distributions pursuant to Section 5.05(c)(X) of the Sale and Servicing Agreement) equals the sum of the Group I Pool Balance and amounts on deposit in the Group I Pre-Funding Account as of the last day of the related Collection Period.

“Group II Parity Date” means the Distribution Date on which the aggregate principal balance of the Group II Notes (after giving effect to all distributions pursuant to Section 5.05(c)(Y) of the Sale and Servicing Agreement) equals the sum of the Group II Pool Balance and amounts on deposit in the Group II Pre-Funding Account as of the last day of the related Collection Period.

“Group I Pool Balance” and “Group II Pool Balance” means, at any time, the aggregate principal balance of the Group I or Group II Student Loans, respectively, at the end of the preceding Collection Period (including accrued interest thereon for such Collection Period to the extent such interest will be capitalized upon commencement of repayment or during deferment or forbearance), after giving effect to the following without duplication:  (i) all payments received by the Trust related to the Group I or Group II Student Loans, as applicable, during such Collection Period from or on behalf of borrowers, Guarantors and the Department, as applicable, (ii) all Purchase Amounts received by the Trust related to the Group I or Group II Student Loans, as the case may be, for such Collection Period from the Depositor (or KBUSA acting on its behalf) or the Master Servicer (or any Sub-Servicer acting on its behalf), (iii) all Additional Fundings made from the Group I or Group II Escrow Account, as applicable, and the Group I or Group II Pre-Funding Account, as applicable, with respect to such Collection Period and (iv) all losses realized on Group I or Group II Student Loans, as applicable, liquidated during such Collection Period.

“Group I Pre-Funded Amount” and “Group II Pre-Funded Amount” means, with respect to any Distribution Date, the amount on deposit in the Group I Pre-Funding Account or the Group II Pre-Funding Account, respectively.

“Group I Pre-Funding Account” and “Group II Pre-Funding Account” means the two accounts designated as such, established and maintained pursuant to Section 5.01(a)(iii) of the Sale and Servicing Agreement (including, any sub-accounts related thereto).

“Group I Principal Distribution Amount” and “Group II Principal Distribution Amount” means, with respect to the Group I Notes and the Group II Notes, respectively, and any Distribution Date, the amount by which the sum of the outstanding principal balance of the Group I Notes or the Group II Notes, as applicable, exceeds the related Specified Collateral Balance for such Distribution Date.

“Group I Put Option” means the option to sell the Group I Student Loans to the Put Option Provider on the Put Option Exercise Date, for the related Put Option Exercise Price, created pursuant to the terms of the Group I Put Option Agreement.

“Group II Put Option” means the option to sell the Group II Student Loans to the Put Option Provider on the Put Option Exercise Date, for the related Put Option Exercise Price, created pursuant to the terms of the Group II Put Option Agreement.

“Group I Put Option Agreement” and “Group II Put Option Agreement” means each of those two certain put option agreements, one with respect to the Group I Student Loans and the other with respect to the Group II Student Loans, and each among the Trust, the Indenture Trustee, the Put Option Provider and the Administrator (as calculation agent).

“Group I Reserve Account” and “Group II Reserve Account” means the two accounts, one with respect to the Group I Notes and the other with respect to the Group II Notes, designated as such, established and maintained pursuant to Section 5.01(a)(ii) of the Sale and Servicing Agreement.

“Group I Reserve Account Initial Deposit” means $1,028,750.

“Group II Reserve Account Initial Deposit” means $22,104,950.

“Group I Senior Noteholders” means, collectively, each Person in whose name a Group I Senior Note is registered in the Note Register.

“Group II Senior Noteholders” means, collectively, each Person in whose name a Group II Senior Note is registered in the Note Register.

“Group I Senior Notes” means the Class I-A-1 Notes and the Class I-A-2 Notes.

“Group II Senior Notes” means the Class II-A-1 Notes, Class II-A-2 Notes, Class II-A-3 Notes and the Class II-A-IO Notes.

“Group I Student Loans” means any graduate or undergraduate student loans listed on the Schedule of Group I Student Loans on the Closing Date as set forth in Schedule A-1 to the Sale and Servicing Agreement (which Schedule may be in the form of microfiche or computer tape), which student loans the Depositor shall transfer to the Eligible Lender Trustee on behalf of the Issuer pursuant to the Sale and Servicing Agreement on the Closing Date, and any Additional Student Loans added to the pool of Group I Student Loans.  Such Additional Student Loans are to be listed on Schedules B-1-A and B-1-B to the Sale and Servicing Agreement.

“Group II Student Loans” means any graduate or undergraduate student loans listed on the Schedule of Group II Student Loans on the Closing Date as set forth in Schedule A-2 to the Sale and Servicing Agreement (which Schedule may be in the form of microfiche or computer tape), which student loans the Depositor shall transfer to the Eligible Lender Trustee on behalf of the Issuer pursuant to the Sale and Servicing Agreement on the Closing Date, and any Additional Student Loans added to the pool of Group II Student Loans.  Such Additional Student Loans are to be listed on Schedules B-2-A and B-2-B to the Sale and Servicing Agreement.

“Group I Subordinate Noteholders” means, collectively, each Person in whose name a Group I Subordinate Note is registered in the Note Register.

“Group II Subordinate Noteholders” means, collectively, each Person in whose name a Group II Subordinate Note is registered in the Note Register.

“Group I Subordinate Notes” means the Class I-B Notes.

“Group II Subordinate Notes” means the Class II-B Notes.

“Group I Subsequent Student Loan Pre-Funded Amount” and “Group II Subsequent Student Loan Pre-Funded Amount” means, with respect to any Distribution Date, the amount on deposit in the Group I Subsequent Loan Pre-Funding Sub-Account or the Group II Subsequent Loan Pre-Funding Sub-Account, respectively.

“Group I Subsequent Student Loan Pre-Funding Sub-Account” and “Group II Subsequent Student Loan Pre-Funding Sub-Account” means the sub-account of the Group I Pre-Funding Account and the Group II Pre-Funding Account, respectively, the contents of which are to used by the Trust to purchase Subsequent Student Loans on or before the Special Determination Date.

“Guarantee Agreements” means (i) in the case of PHEAA, the Lender Agreement for Guarantee of Student Loans with Federal Reinsurance dated as of April 26, 2000 and the PHEAA Certificate of Comprehensive Insurance dated as of September 14, 2001, between PHEAA and the Eligible Lender Trustee on behalf of the Issuer, (ii) in the case of ASA, the Holder Guarantee Agreement dated as of April 26, 2000, between ASA and the Eligible Lender Trustee on behalf of the Issuer, (iii) in the case of CSAC, the Amended and Restated Guarantee Agreement dated as of April 26, 2000, between CSAC and the Eligible Lender Trustee on behalf of the Issuer, (iv) in the case of CSLF, the Amended Agreement With Lender dated as of August 12, 2003, between CSLF and the Eligible Lender Trustee on behalf of the Issuer, (v) in the case NYHESC, the Loan Guarantee Agreement dated as of April 26, 2000, between NYHESC and the Eligible Lender Trustee on behalf of the Issuer, (vi) in the case of MHEAA, the Agreement to Guarantee Consolidation Loans, the Certificate of Comprehensive Guarantee Coverage and the Agreement to Guarantee Loans, each dated as of April 26, 2000, between MHEAA and the Eligible Lender Trustee on behalf of the Issuer, (vii) in the case of NSLP, the Lender Agreement for Guarantee of Student Loans with Federal Reinsurance and the Lender Agreement for Guarantee of Federal Consolidation Loans with Federal Reinsurance, each dated as of April 26, 2000 between NSLP and the Eligible Lender Trustee on behalf of the Issuer, (viii) in the case of USAF, the USA Group Agreement to Guarantee Loans dated as of May 3, 2000, between USAF and the Eligible Lender Trustee on behalf of the Issuer, (ix) in the case of TERI, the Second Amended and Restated Guarantee Agreement dated as of April 26, 2000, among TERI, KBUSA and the Eligible Trustee on behalf of the Issuer, (x) in the case of HICA, the Sixth Endorsement to Alternative Dental Educational Assistance Loan Surety Bond Numbers 1994-A, 1994-B, 1995-A and 1996-A dated as of August 14, 2003 and executed by HICA relative to such Surety Bonds which were assigned by KBUSA to the Eligible Lender Trustee on behalf of the Issuer, (xi) in the case of ECMC, the Holder Agreement For Payment on Guarantee of Student Loans with Federal Reinsurance, dated as of April 16, 2000, between ECMC and the Eligible Lender Trustee on behalf of the Issuer, (xii) in the case of GLHEGC, the Student Loan Guaranty, dated as of April 26, 2000, between GLHEGC and the Eligible Lender Trustee on behalf of the Issuer, (xiii) in the case of CSLP, the Lender Program Participation Agreement, dated as of August 6, 2003, between CSLP and the Eligible Lender Trustee on behalf of the Issuer, (xiv) in the case of ISAC, the Holder Agreement, dated as of July 26, 2003, between ISAC and the Eligible Lender Trustee on behalf of the Issuer, (xv) in the case of KHEAA, the Holder Agreement, dated as of August 12, 2003, between KHEAA and the Eligible Lender Trustee on behalf of the Issuer, (xvi) in the case of OSAC, the Agreement to Endorse Loans, dated as of August 8, 2003, between OSAC and the Eligible Lender Trustee on behalf of the Issuer, (xvii) in the case of TSAC, the Memorandum of Understanding, dated as of September 14, 2001, between TSAC and the Eligible Lender Trustee on behalf of the Issuer, (xviii) in the case of TGSLC, the Lender Participation Agreement, dated as of July 24, 2003.

“Guarantee Fee Advance” means a loan made by KBUSA to a borrower of a Financed Private Loan, at the borrower’s option, at the time such borrower commences repayment of such Financed Private Loan to finance the cost of the fee imposed with respect to such loan at such time.

“Guarantee Payment” means any payment made by a Guarantor pursuant to a Guarantee Agreement in respect of a Financed Student Loan.

“Guarantors” means, collectively, ASA, CSAC, CSLF, CSLP, ECMC, GLHESC, ISAC, KHEAA, MHEAA, OSAC, NSLP, NYHESC, PHEAA, TSAC, TGSLC, USAF, TERI and HICA.

“HICA” means HEMAR Insurance Corporation of America, a South Dakota corporation.

“Higher Education Act” means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

“Indenture” means the Indenture dated as of August 1, 2003, between the Issuer and the Indenture Trustee.

“Indenture Trustee” means JPMorgan Chase Bank, a New York banking corporation, not in its individual capacity but solely as Indenture Trustee under the Indenture.

“Indenture Trust Estate” means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests granted to the Indenture Trustee), including all proceeds thereof.

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Depositor, KBUSA and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor, KBUSA or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Depositor, KBUSA or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent firm of certified public accountants appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Index Maturity” shall have the meaning set forth in the definition of “Three-Month LIBOR”.

“Initial Financed Student Loans” means the collective reference to the Group I and Group II Initial Financed Student Loans.

“Initial Financed Student Loan Pool Balance” means, the collective reference to the Group I Initial Financed Student Loan Pool Balance and the Group II Initial Financed Student Loan Pool Balance.

“Initial Pool Student Loans” means the collective reference to the Group I and Group II Initial Pool Student Loans.

“Insider” means, with respect to an entity, any officer, director or person privy to material information, including, but not limited to, contracts or agreements concerning such entity that are not available to the general public.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing; or (c) in the case of the Securities Insurer, a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver of the Securities Insurer or (ii) the taking of possession of all or any material portion of the property of the Securities Insurer.

“Insurance Agreement” means the Insurance Agreement, dated as of August 1, 2003, among KBUSA, the Master Servicer, the Administrator, the Depositor, the Issuer, the Eligible Lender Trustee, the Indenture Trustee and the Securities Insurer.

“Insured Payment” means, with respect to any Distribution Date, the sum of the Deficiency Amount and any Preference Amount.

“Insurer Premium” means the premium due to the Securities Insurer on each Distribution Date, which amount shall be equal to the product of the Insurer Premium Rate and the Outstanding Amount of the Group II Insured Notes immediately prior to such Distribution Date.

“Insurer Premium Rate” means the “Premium Percentage” as defined in the Insurance Agreement.

“Interest and Expense Draw” means any withdrawals from the Group I or Group II Reserve Account, as applicable, pursuant to Sections 5.06(b)(i) through (b)(v) of the Sale and Servicing Agreement.

“Interest Collections” shall have the meaning specified in Section 5.03 of the Sale and Servicing Agreement.

“Interest Period” means, with respect to a Distribution Date, the period from and including the Closing Date or the most recent Distribution Date on which interest on the Notes has been distributed to but excluding the current Distribution Date.  In the case of the Notes and the initial Interest Period, interest will accrue for the period from the Closing Date to but excluding October 25, 2003 (computed on the basis of the actual number of days elapsed in a year of 360 days) based on Three Month LIBOR as determined on the initial LIBOR Determination Date.

“Interest Subsidy Payments” means, with respect to the Group I Student Loans, payments, designated as such, consisting of interest subsidies by the Department in respect of the Financed Federal Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

“Investment Earnings” means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the applicable sub-account of the Collection Account on or prior to such Distribution Date pursuant to Section 5.01(b) of the Sale and Servicing Agreement.

“ISAC” means the Illinois Student Assistance Commission.

“Issuer” means KeyCorp Student Loan Trust 2003-A until a successor replaces it and, thereafter, means the successor.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“KBUSA” means Key Bank USA, National Association, and its successors in interest.

“KBUSA/PHEAA Servicing Agreements” means (i) the Servicing Agreements, dated March 23, 1995, by and between PHEAA and Society with respect to Access Loans and the Servicing Agreement dated June 1, 1997 by and between PHEAA and KBUSA, with respect to all other student loans, each as amended from time to time and including all servicing schedules and other exhibits, or (ii) after the expiration of either or both of the agreements described in clause (i), the then current service agreement (including all servicing schedules) between KBUSA and PHEAA pursuant to which PHEAA services student loans owned by KBUSA or if no such service agreement exists, the last such service agreement to be in existence, and any references to specific sections of the KBUSA/PHEAA Servicing Agreements shall mean the sections of the agreements described in clause (i) of this definition or the substantially similar provisions of the relevant agreement described in clause (ii) of this definition.

“KBUSA Student Loan Transfer Agreement” means the Student Loan Transfer Agreement.

“KBUSA Student Loans” means those Financed Student Loans transferred to the Depositor, from time to time, pursuant to the Student Loan Transfer Agreement, as set forth on Schedules A and B thereto.

“KHEAA” means the Kentucky Higher Education Assistance Authority.

“LAI” means Law Access, Inc., a non-stock corporation organized under the laws of the State of Delaware, and the successor in interest to LSAS.

“Law Loan” means a Law School Loan made by KBUSA to an eligible borrower pursuant to the Programs.

“LIBOR Determination Date” means (x) with respect to each Interest Period other than the initial Interest Period, the second Business Day prior to the commencement of such Interest Period and (y) with respect to the initial Interest Period, as determined pursuant to clause (x) for the period from the Closing Date to but excluding October 25, 2003 and as determined on the second Business Day prior to October 25, 2003 for the period from October 25, 2003 to but excluding January 25, 2004.  For purposes of this definition, a “Business Day” is any day on which banks in London and New York City are open for the transaction of business.

“LIBOR Indexed Securities” means each Class of Notes.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Financed Student Loan by operation of law as a result of any act or omission by the related Obligor.

“Liquidated Student Loan” means any defaulted Group I or Group II Student Loan, as applicable, liquidated by the Master Servicer (or any Sub-Servicer acting on its behalf) or which the Master Servicer (or any Sub-Servicer acting on its behalf) has, after using all reasonable efforts to realize upon such Group I or Group II Student Loan, as the case may be, determined to charge off.

“Liquidation Proceeds” means, with respect to any Liquidated Student Loan, the moneys collected in respect thereof from whatever source, other than Recoveries or Guarantee Payments received, net of the sum of any amounts expended by the Master Servicer (or any Sub-Servicer acting on its behalf) in connection with such liquidation and any amounts required by law to be remitted to the borrower on such Liquidated Student Loan.

“LSAS”  means the Law School Admission Services, Inc.

“Master Note” means a Master Promissory Note in the form mandated by Section 432(m)(1)(D) of the Higher Education Act, as added by Pub. L. 105-244, § 427, 112 Stat. 1702 (1998), 20 U.S.C. § 1082(m)(1)(D).

“Master Servicer” means Key Bank USA, National Association, a national banking association, and its successors in interest and permitted assigns.

“Master Servicer Default” means an event specified in Section 8.01(a) of the Sale and Servicing Agreement.

“Master Servicing Fee” has the meaning specified in the Servicing Fee Schedule attached to the Sale and Servicing Agreement as Schedule E.

“MHEAA” means the Michigan Higher Education Assistance Agency, an agency of the State of Michigan.

“Minimum Acceptable Put Option Exercise Price” means, with respect to the Group I or Group II Put Option, as the case may be, the aggregate outstanding principal balance of the Group I or Group II Notes as of the October 2013 Distribution Date (plus accrued and unpaid interest thereon payable on such Distribution Date including any related Noteholders’ Interest Index Carryover), respectively, plus any amounts then owed to the Swap Counterparty, the Cap Provider or the Securities Insurer, with respect to the Group I or Group II Notes, as applicable.

“Minimum Purchase Amount” means, with respect to the Group I and Group II Student Loans, as the case may be, the greatest of (i) the related Auction Purchase Amount, (ii) the fair market value of the Group I or Group II Student Loans, as applicable, as of the end of the Collection Period immediately preceding such Distribution Date, and (iii) the sum of (a) the aggregate unpaid principal amount of the Group I or Group II Notes, as applicable, plus, accrued and unpaid interest thereon on the related Distribution Date, (b) any amounts to be paid pursuant to Section 5.04(b)(x) FIRST and SECOND of the Indenture with respect to the Group I Notes or Section 5.04(b)(y) FIRST and SECOND with respect to Group II Notes, (c) with respect to the Group II Student Loans only, all amounts due and owing to the Securities Insurer under the Insurance Agreement and accrued interest thereon, (d) any unpaid Group I or Group II Noteholders’ Interest Index Carryover, as applicable, (e) all amounts owed by the Trust to the Swap Counterparty under the Group I Interest Rate Swap (including any related and unreimbursed Termination Payments), and (f) all amounts owed by the Trust to the Cap Provider under the Group I or Group II Basis Risk Cap Agreement, as applicable for (x) unreimbursed Class I-A-1 Basis Risk Cap Payments, Class I-A-2 Basis Risk Cap Payments and Class I-B Basis Risk Cap Payments with respect to the Group I Basis Risk Cap Agreement, or (y) unreimbursed Class II-A-1 Basis Risk Cap Payments, Class II-A-2 Basis Risk Cap Payments, Class II-A-3 Basis Risk Cap Payments and Class II-B Basis Risk Cap Payments with respect to the Group II Basis Risk Cap Agreement.

“Monthly Period” means each calendar month in a Collection Period commencing with the calendar month of August 2003.

“Monthly Servicing Payment Date” means the twenty-fifth day of each calendar month, or, if such day is not a Business Day, the immediately following Business Day, commencing on September 25, 2003.

“Moody’s” means Moody’s Investors Service, Inc.

“MPN Holder” means the holder of an original Master Note.

“MPN Loan” means a loan originated pursuant to the Federal Family Education Loan Program and the Higher Education Act and evidenced by a Master Note.

“MPN Loan Holder” means any holder of an MPN Loan as shown on the records of the MPN Holder.

“Net Payment” as defined in Section 5.04(c) of the Sale and Servicing Agreement.

“Net Receipt” as defined in Section 5.04(c) of the Sale and Servicing Agreement.

“Net Trust Swap Payment” means, with respect to the Group I Interest Rate Swap and each Distribution Date, the amount the Trust will owe the Swap Counterparty under the Group I Interest Rate Swap (without regard to any related Net Trust Swap Payment Carryover Shortfalls or related Termination Payments), equal to the sum of the following amounts for each of the Monthly Periods in the related Collection Period, beginning with the Monthly Period commencing September 1, 2003:

the product of:

(1)

the Commercial Paper Rate as determined as of the first day of the related Monthly Period;

(2)

the aggregate principal balance of Commercial Paper Rate Loans as determined as of the first day of the related Monthly Period; and

(3)

a fraction, the numerator of which is the actual number of days in the related Monthly Period and the denominator of which is 360.

“Net Trust Swap Payment Carryover Shortfall” means, with respect to the Group I Interest Rate Swap and any Distribution Date with respect to which there shall be an amount owed by the Trust to the Swap Counterparty under the Group I Interest Rate Swap, the excess of (i) the Trust Swap Payment Amount with respect to the Group I Interest Rate Swap on the preceding Distribution Date over (ii) the amount actually paid to the Swap Counterparty with respect to the Group I Interest Rate Swap on such preceding Distribution Date, plus interest on such excess from such preceding Distribution Date to the current Distribution Date at the rate of Three Month LIBOR for the related Interest Period.

“Net Trust Swap Receipt” means, with respect to the Group I Interest Rate Swap and each Distribution Date, the amount the Swap Counterparty will owe the Trust under the Group I Interest Rate Swap (without regard to any related Net Trust Swap Receipt Carryover Shortfalls or related Termination Payments), equal to the sum of the following amounts for each of the monthly periods in the related Collection Period, beginning with the monthly period commencing September 1, 2003:

the product of:

(1)

Three-Month LIBOR less 0.15%, using Three-Month LIBOR calculated in the same manner and on such dates as such index is calculated for the LIBOR Indexed Securities for the related Interest Period;

(2)

the principal balance of the Commercial Paper Rate Loans as determined as of the first of the related Monthly Period; and

(3)

a fraction, the numerator of which is the actual number of days in the related Monthly Period and the denominator of which is 360.

“Net Trust Swap Receipt Carryover Shortfall” means, with respect to the Group I Interest Rate Swap and any Distribution Date with respect to which there shall be an amount owed by the Swap Counterparty to the Trust under the Group I Interest Rate Swap, the excess of (i) the Trust Swap Receipt Amount on the preceding Distribution Date over (ii) the amount actually paid by the Swap Counterparty to the Trust with respect to the Group I Interest Rate Swap on such preceding Distribution Date, plus interest on such excess from such preceding Distribution Date to the current Distribution Date at the rate of Three Month LIBOR for the related Interest Period.

“91-Day Treasury Bills” means direct obligations of the United States with a maturity of thirteen weeks.

“Non-Guaranteed Graduate Private Loans” means the Financed Unguaranteed Private Loans that have been made to graduate students.

“Non-Guaranteed Private Graduate Loan Trigger Event” means, on any Distribution Date, when the cumulative Realized Losses on the Non-Guaranteed Graduate Private Loans exceeds 17% of the Group II Initial Financed Student Loan Pool Balance consisting of all Non-Guaranteed Graduate Private Loans.

“Non-Guaranteed Private Undergraduate Loan Trigger Event” means, on any Distribution Date, when cumulative Realized Losses net of subsequent Recoveries with respect to the Non-Guaranteed Undergraduate Private Loans exceeds 17% of the Group II Initial Financed Student Loan Pool Balance with respect to all Non-Guaranteed Undergraduate Private Loans.

“Non-Guaranteed Undergraduate Private Loans” means the Financed Unguaranteed Private Loans that have been made to undergraduate students.

“Note Depository Agreement” means the agreement dated as of the Closing Date relating to the Notes, among the Issuer, the Indenture Trustee, the Administrator and The Depository Trust Company, as the initial Clearing Agency.

“Note Interest Rate” means, with respect to any Interest Period, (1) in the case of any Class of Notes (other than the Class II-A-IO Notes), the interest rate per annum equal to the lesser of (i) the sum of (x) Three-Month LIBOR plus (y) the Applicable Note Margin and (ii) the Student Loan Rate for such Interest Period, and (2) in the case of the Class II-A-IO Notes, the Applicable Note Rate.  The interest rate per annum for each Class of Notes will be computed on the basis of the actual number of days elapsed in the related Interest Period divided by 360.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Parity Trigger” means and will have occurred on, the last day of any Collection Period relating to and after the Stepdown Date for the Group I or Group II Notes, as the case may be, if the Outstanding Amount of the Group I or Group II Notes (other than the Class II-A-IO Notes), as applicable, exceeds the sum of the Group I or Group II Pool Balance, as the case may be, plus in either case the balance of the related Reserve Account.  Such Note Parity Trigger will remain in effect for so long as the outstanding principal amount of the Group I or Group II Notes, as applicable, exceeds the sum of the Group I or Group II Pool Balance, as the case may be, plus in either case the balance of the related Reserve Account.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.04 of the Indenture.

“Note Underwriting Agreement” means the Note Underwriting Agreement dated as of August 8, 2003 among KBUSA, the Depositor and Deutsche Bank Securities Inc., as Representative of the several Underwriters named therein.

“Noteholder” means the Person in whose name a Note is registered in the Note Register.

“Noteholders’ Distribution Amount” means, with respect to any Distribution Date and the Group I and the Group II Notes, as the case may be, the sum of the aggregate related Noteholders’ Interest Distribution Amount with respect to each Class of Group I or Group II Notes, as applicable, and the related Noteholders’ Principal Distribution Amount with respect the Group I or Group II Notes (other than the Class II-A-IO Notes), as applicable, for such Distribution Date.

“Noteholders’ Interest Carryover Shortfall” means, with respect to any Distribution Date and the Group I and the Group II Notes, as the case may be, the excess of (i) the sum of the related Noteholders’ Interest Distribution Amount with respect to each Class of Group I or Group II Notes, as applicable, on the preceding Distribution Date over (ii) the amount of interest actually distributed to the holders of the Group I or Group II Notes, as the case may be, on such preceding Distribution Date, plus interest on the amount of such excess interest due to the holders of the Group I or Group II Notes, as applicable, to the extent permitted by law, at (1) the weighted average of the applicable Note Interest Rates, in the case of the Class A Notes of each group of Notes, and (2) the Note Interest Rate for the Class I-B Notes, in the case of the Class I-B Notes, in each case from such preceding Distribution Date to the current Distribution Date.

“Noteholders’ Interest Distribution Amount” means, with respect to any Distribution Date and any Class of Notes, the sum of (i) the aggregate amount of interest accrued at the applicable Note Interest Rate for the related Interest Period on the outstanding principal balance or outstanding notional principal amount, as applicable, of such Class of Notes on the immediately preceding Distribution Date after giving effect to all principal distributions, or notional principal amount allocations, as applicable, to such Noteholders of such Class on such date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Noteholders’ Interest Carryover Shortfall for such Class and such Distribution Date; provided, that the Noteholders’ Interest Distribution Amount will not include any Noteholders’ Interest Index Carryover for such Class.

“Noteholders’ Interest Index Carryover” means, with respect to any Distribution Date and any Class of Notes (other than the Class II-A-IO Notes) as to which the Note Interest Rate for such Class of Notes (other than the Class II-A-IO Notes) for such Distribution Date is based on the Student Loan Rate, the amount equal to the excess, if any, of (a) the amount of interest on such Class of Notes that would have accrued in respect of the related Interest Period had interest been calculated based on Three-Month LIBOR, plus the Applicable Note Margin, over (b) the amount of interest on such Class of Notes actually accrued in respect of such Interest Period based on the Student Loan Rate, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon, to the extent permitted by law, at the applicable rate calculated based on Three-Month LIBOR, plus the Applicable Note Margin); provided, however, that on the Final Maturity Date for such Class of Notes, the Noteholders’ Interest Index Carryover for such Class of Notes will be equal to the lesser of (i) the Noteholders’ Interest Index Carryover for such Class of Notes on such date determined as described above and (ii) the amount of funds, if any, required and available to be distributed to the holders for such Class of Notes on such date pursuant to the Sale and Servicing Agreement. For purposes of clarity, the Class II-A-IO Notes will not accrue and are not entitled to any Noteholders’ Interest Index Carryover.

“Noteholders’ Principal Distribution Amount” means, with respect to the Group I or Group II Notes (other than the Class II-A-IO Notes), as the case may be, and any Distribution Date, the Group I Principal Distribution Amount with respect to the Group I Notes and the Group II Principal Distribution Amount with respect to the Group II Notes (other than the Class II-A-IO Notes), as applicable, on such Distribution Date; provided, however, that the Noteholders’ Principal Distribution Amount for the Group I or Group II Notes (other than the Class II-A-IO Notes), as applicable, will not exceed the outstanding principal balance of the Group I or Group II Notes (other than the Class II-A-IO Notes), respectively.  In addition, (a) on the Final Maturity Date for each related Class of Notes, the principal required to be distributed to such Class of Notes will include the amount required to reduce the outstanding principal balance of such Class of Notes to zero, and (b) on the related Distribution Date following either an exercise of the Group I Put Option or the Group II Put Option, as applicable, or, upon a default by the Put Option Provider, a sale of the related Group I or Group II Student Loans, as applicable, in each case pursuant to Section 9.01 of the Sale and Servicing Agreement, the principal required to be distributed to the holders of the Group I or Group II Notes (other than the Class II-A-IO Notes), as applicable, will include the amount required to reduce the outstanding principal balance of all outstanding Group I or Group II Notes (other than the Class II-A-IO Notes), as applicable to zero.

“Notes” means the Group I Notes and the Group II Notes.

“NSLP” means the Nebraska Student Loan Program, a Nebraska corporation.

“NYHESC” means the New York State Higher Education Services Corporation, an educational corporation created by an act of the Legislature of the State of New York.

“Obligor” on a Financed Student Loan means the borrower or co-borrowers of such Financed Student Loan and any other Person who owes payments in respect of such Financed Student Loan, including the Guarantor thereof and, with respect to any Interest Subsidy Payment or Special Allowance Payment, if any, thereon, the Department.

“Officers’ Certificate” means (i) in the case of the Issuer, a certificate signed by any two Authorized Officers of the Eligible Lender Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to the Indenture Trustee, (ii) in the case of the Depositor, KBUSA or the Administrator, a certificate signed by any two Authorized Officers of the Depositor, the Seller, the Put Option Provider or the Administrator, as appropriate, (iii) in the case of the Master Servicer, a certificate signed by any two Authorized Officers of the Master Servicer and (iv) in the case of any Sub-Servicer, a certificate signed by any two Authorized Officers of such Sub-Servicer.

“Official MPN Copy” means, with respect to each Transferred MPN Loan, the copy of the Master Note evidencing such Transferred MPN Loans and marked as provided in Section 2.06(A) of the Sale and Servicing Agreement.

“Opinion of Counsel” means (i) with respect to the Issuer, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer and who shall be acceptable to the Indenture Trustee and (provided that no Securities Insurer Payment Default has occurred and is continuing) the Securities Insurer, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee and (provided that no Securities Insurer Payment Default has occurred and is continuing) the Securities Insurer, shall comply with any applicable requirements of Section 11.01 of the Indenture, and shall be in form and substance satisfactory to the Indenture Trustee and (provided that no Securities Insurer Payment Default has occurred and is continuing) the Securities Insurer, (ii) with respect to the Depositor, KBUSA, the Administrator or the Master Servicer, one or more written opinions of counsel who may be an employee of or counsel to KBUSA, the Administrator or the Master Servicer, which counsel shall be acceptable to the Indenture Trustee, the Eligible Lender Trustee or the Rating Agencies, as applicable, and (provided that no Securities Insurer Payment Default has occurred and is continuing) the Securities Insurer and shall be in form and substance satisfactory to the Indenture Trustee, the Eligible Lender Trustee or the Rating Agencies, as applicable, and (provided that no Securities Insurer Payment Default has occurred and is continuing) the Securities Insurer and  (iii) with respect to the a Sub-Servicer, one or more written opinions of counsel who may be an employee of or counsel to Sub-Servicer, which counsel shall be acceptable to the Master Servicer and the Securities Insurer and shall be in form and substance satisfactory to the Master Servicer and (provided that no Securities Insurer Payment Default has occurred and is continuing) the Securities Insurer.

“Optional Deposit” has the meaning specified in Section 5.09 of the Sale and Servicing Agreement.

“OSAC” means the Oregon Student Assistance Commission.

“Other Student Loans” means the Serial Loans (including Consolidation Loans), Guarantee Fees Advances and the funding of accrued interest to be capitalized made by KBUSA to an eligible borrower who has one or more existing loans under the Programs that are Financed Student Loans and are transferred or to be transferred to the Depositor pursuant to the applicable Student Loan Transfer Agreement and the related Subsequent Transfer Agreement, and then by the Depositor to Eligible Lender Trustee on behalf of the Issuer during the Funding Period, pursuant to Section 2.02 of the Sale and Servicing Agreement, each of which shall be identified on Schedule A to the related Subsequent Transfer Agreement (which may be in the form of microfiche or computer tape) and each such Schedule A shall also be deemed to be a supplement to Schedule B-1-B or B-2-B, as the case may be, to each of the related Student Loan Transfer Agreement and the Sale and Servicing Agreement. All Other Student Loans that are Financed Federal Loans will become Group I Student Loans, and all Other Student Loans that are Financed Private Loans will become Group II Student Loans.

“Outstanding” means, as of the date of determination, all Group I and/or Group II Notes, as applicable, theretofore authenticated and delivered under the Indenture except:

(i)

Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii)

Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders thereof (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

(iii)

Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether the Group I and/or Noteholders, as applicable, of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, KBUSA, the Depositor, the Administrator, the Swap Counterparty, the Cap Counterparty, the Cap Provider, the Put Option Provider, the Master Servicer, any Sub-Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, KBUSA, the Depositor, the Administrator, the Swap Counterparty, the Cap Counterparty, the Cap Provider, the Put Option Provider, the Master Servicer, any Sub-Servicer or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount or principal notional amount, as applicable, of all Group I and/or Group II Notes, as applicable, Outstanding at the date of determination.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Issuer.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“PHEAA” means the Pennsylvania Higher Education Assistance Agency, an agency of the Commonwealth of Pennsylvania.

“PHEAA Sub-Servicing Agreements” means the collective reference to the two certain Subservicing Agreements (one with respect to the Group I Student Loans and the other with respect to the Group II Student Loans), each dated as of August 1, 2003, and each between PHEAA and the Master Servicer.

“PHEAA Trust Receipt” means the two Trust Receipts, each dated August 14, 2003, from PHEAA acknowledging the receipt and possession of the Financed Student Loan Files relating to the Financed Student Loans being sub-serviced by PHEAA.

“Physical Property” has the meaning assigned to such term in the definition of “Delivery” above.

“Pool Balance” means the collective reference to the Group I Pool Balance and the Group II Pool Balance, as applicable.

“Pool Factor” means as of the close of business on a Distribution Date and for each Class of Notes, other than the Class II-A-IO Notes, a seven-digit decimal figure equal to the outstanding principal balance of such Class of Notes divided by the original outstanding principal balance of such Class of Notes.  The Pool Factor for each Class of Notes, other than the Class II-A-IO Notes, will be 1.0000000 as of the Closing Date; thereafter, the Pool Factor for each Class of Notes, other than the Class II-A-IO Notes, will decrease to reflect reductions in the outstanding principal balance of such Classes of Notes.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Preference Amount” shall have the meaning given to such term in the Group II Insured Notes Guaranty Insurance Policy.

“Pre-Funding Accounts” means the Group I Pre-Funding Account and the Group II Pre-Funding Account.

“Prime Rate” means the rate published as the Prime Rate in The Wall Street Journal in its Money Rates section, or if more than one Prime Rate is published by The Wall Street Journal, the highest of such rates.

“Prime Rate Loans” means the Group II Student Loans, with an aggregate unpaid principal balance as of the Statistical Cut-off Date of $3,860,408.33, that bear interest at the Prime Rate.  Interest on each Prime Rate Loan is calculated for each calendar month using the Prime Rate for the last business day of the prior calendar month.

“Private Consolidation Guarantee Fee” means, with respect to each Private Consolidation Loan that is guaranteed, a fee charged to the borrower to discharge the underlying Financed Private Loans and included in the original principal amount of such Private Consolidation Loan.

“Private Consolidation Loan” means a loan made by KBUSA to an eligible borrower that represents the refinancing of Financed Private Loans of such borrower in accordance with the terms of the Programs.

“Private Graduate Loan Trigger Event” means, on any Distribution Date, when: (1) a TERI Trigger Event, (2) a HICA Trigger Event, or (3) a Non-Guaranteed Private Graduate Loan Trigger Event shall have occurred.

“Private Guarantors” means, collectively, HICA and TERI.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Programs” means the Graduate Loan Programs and Undergraduate Loan Programs, as in effect from time to time.

“Purchase Amount” means, as of the close of business on the last day of a Collection Period, 102.5% of the amount required to prepay in full the respective Group I Student Loan, and 100% of the amount required to prepay in full the respective Group II Student Loan, in each case under the terms thereof including all accrued interest thereon expected to be capitalized upon entry into repayment and any lost Interest Subsidy Payments and Special Allowance Payments (with respect to the Group I Student Loans only) with respect thereto.

“Purchase Price” means the purchase price of each Additional Student Loan in an amount equal to 100%, with respect to each of the Group I Student Loans, or 100%, with respect to each of the Group II Student Loans, respectively, of the aggregate principal balance thereof as of its related Subsequent Cutoff Date.  For purposes of the foregoing calculations, the aggregate principal balance of each Financed Student Loan includes accrued interest thereon from the date of origination to the related Subsequent Cutoff Date, in each case expected to be capitalized upon entry into repayment and any lost Interest Subsidy Payments and Special Allowance Payments (with respect to Group One Student Loans only) with respect thereto.

“Purchased Student Loan” means a Financed Student Loan purchased as of the close of business on the last day of a Collection Period by the Master Servicer (or any Sub-Servicer acting on its behalf) pursuant to Section 4.06 of the Sale and Servicing Agreement or repurchased by the Depositor (or KBUSA acting on its behalf), pursuant to Section 3.02 of the Sale and Servicing Agreement.

“Put Option Agreements” means the Group I Put Option Agreement and the Group II Put Option Agreement.

“Put Options” means the Group I Put Option and the Group II Put Option.

“Put Option Exercise Date” means, with respect to the Group I Put Option and the Group II Put Option, the Distribution Date in October 2013.

“Put Option Exercise Price” means, with respect to the Group I Put Option or the Group II Put Option, as the case may be, an amount equal to the Fair Market Value of the Group I or Group II Student Loans, as applicable, on the Group I or Group II Put Option Exercise Date, as applicable, plus accrued interest thereon.

“Put Option Provider” means KeyBank National Association, and its successors in interest and permitted assigns.

“Rating Agency” means each of Moody’s and S&P.  If any such organization or successor is no longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Depositor and (provided that no Securities Insurer Default has occurred and is continuing) with respect to the Group II Insured Notes only, approved by the Securities Insurer, notice of which designation shall be given to the Indenture Trustee, the Eligible Lender Trustee, the Master Servicer and each Sub-Servicer.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given 10 days’ prior notice thereof (or such shorter period as shall be acceptable to the Rating Agencies) and that none of the Rating Agencies shall have notified the Depositor, KBUSA, the Master Servicer, the Eligible Lender Trustee, the Securities Insurer, the Swap Counterparty and the Indenture Trustee in writing that such action will in and of itself result in a reduction or withdrawal of the then current rating of the Group I and/or Group II Notes, as applicable (and with respect to the Group II Notes only, without regard to the Group II Insured Notes Guaranty Insurance Policy).

“Rating Agency Downgrade” means, with respect to the Securities Insurer, that the ratings of the Securities Insurer have been withdrawn, suspended or reduced below A3 and A- by Moody’s or S&P, respectively.

“Realized Loss Amount” means with respect to the Group I Student Loans and the Group II Student Loans, respectively, (1) with respect to any Distribution Date prior to the Group I or Group II Parity Date, as applicable, an amount equal to the positive difference of any of (x) the sum of the Group I or Group II Pool Balance, as applicable, and amounts on deposit in the Group I or Group II Pre-Funding Account, as applicable, as of the last day of the second preceding Collection Period (or, in the case of the first Distribution Date, as of the Cutoff Date), minus the sum of the Group I or Group II Pool Balance, respectively, and amounts on deposit in the Group I or Group II Pre-Funding Account, respectively, as of the last day of the related Collection Period, minus (y) the amount of Group I or Group II Available Funds, as the case may be, remaining to be distributed as the related Noteholders’ Principal Distribution Amount for the Group I or Group II Notes, respectively, on such Distribution Date pursuant to Sections 5.05(c)(X)(6) or 5.05(c)(Y)(8), respectively, of the Sale and Servicing Agreement and (2) with respect to any Distribution Date on and after the Group I or Group II Parity Date, respectively, an amount equal to (A) the related Noteholders’ Principal Distribution Amount for the Group I or Group II Notes, respectively, for such Distribution Date minus (B) the amount of Group I or Group II Available Funds, respectively, remaining to be distributed as the related Noteholders’ Principal Distribution Amount for the Group I or Group II Notes, respectively, on such Distribution Date pursuant to Sections 5.05(c)(X)(6) or 5.05(c)(Y)(8), respectively, of the Sale and Servicing Agreement.

“Realized Loss Draw” means with respect to any Distribution Date, the amount of any withdrawal from the Group I or Group II Reserve Account, as the case may be, on such Distribution Date pursuant to Section 5.06(b)(vi) of the Sale and Servicing Agreement.

“Realized Losses” means the excess of the aggregate principal balance of any Liquidated Student Loan plus accrued but unpaid interest thereon over the related Liquidation Proceeds to the extent allocable to principal.

“Record Date” means, with respect to a Distribution Date or Redemption Date, the close of business on the twenty-fourth day of the calendar month in which such Distribution Date or Redemption Date occurs.

“Recoveries” means, with respect to any Liquidated Student Loan, moneys collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Group I or Group II Student Loan, as applicable, became a Liquidated Student Loan, net of the sum of any amounts expended by the Master Servicer (or any Sub-Servicer acting on its behalf) for the account of any Obligor and any amounts required by law to be remitted to the Obligor.

“Redemption Date” means (a) in the case of a partial redemption of Group I or Group II Notes, as applicable, pursuant to Section 10.01(a) of the Indenture, the Distribution Date on which the Funding Period with respect to the Group I or Group II Notes, respectively, ends (or the Distribution Date on or immediately following the last day of the Funding Period with respect to the Group I or Group II Notes, as applicable, if such Funding Period does not end on a Distribution Date) or (b) in the case of a payment to the Group I or Group II Noteholders, as the case may be, pursuant to Section 10.01(b) of the Indenture, the Distribution Date specified by the Administrator or the Issuer pursuant to Section 10.01(b) of the Indenture.

“Redemption Price” means (a) in the case of a redemption of the Group I or Group II Notes, as applicable, pursuant to Section 10.01(a) of the Indenture, an amount equal to the unpaid principal amount of the Group I or Group II Notes, as applicable, plus accrued and unpaid interest thereon at the applicable Note Interest Rate for each affected Class of Notes, to but excluding the Redemption Date and the amount of the Group I or Group II Noteholders’ Interest Index Carryover, as applicable, with respect thereto, or (b) in the case of a payment made to the Group I or Group II Noteholders pursuant to Section 10.01(b) of the Indenture, the amount to be so paid, but not in excess of the amount specified in clause (a) above.

“Reference Bank” means a leading bank (i) engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) not controlling, controlled by or under common control with the Administrator and (iii) having an established place of business in London.

“Rehabilitated Student Loans” means the Group II Initial Financed Student Loans that are 100% guaranteed by TERI, which were at one time in default but have since made at least three consecutive monthly payments in full and, as of the Statistical Cutoff Date, are no more than 30 days delinquent in payment of interest and principal.

“Remote Time-Sharing Services Program” means the various services and programs made available by PHEAA to KBUSA pursuant to the Society RT-SS Agreement.

“Representative” means Deutsche Bank Securities, Inc., as representative of the several Underwriters under the Underwriting Agreement.

“Reserve Accounts” means collective reference to the Group I Reserve Account and the Group II Reserve Account.

“Responsible Officer” means, with respect to the Indenture Trustee or the Eligible Lender Trustee, any officer within the Corporate Trust Office of the Indenture Trustee or the Eligible Lender Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary, or any other officer of the Indenture Trustee or the Eligible Lender Trustee customarily performing functions similar to those performed by any of the above designated officers, with direct responsibility for the administration of the Indenture (or the Trust Agreement, as amended from time to time, as applicable to the Eligible Lender Trustee) and the other Basic Documents on behalf of the Indenture Trustee or the Eligible Lender Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of August 1, 2003 among the Issuer, the Depositor, the Administrator, the Eligible Lender Trustee and the Master Servicer.

“Schedules of Financed Student Loans” means the listing of the Financed Student Loans set forth in Schedules A-1, A-2, B-1-A, B-1-B, B-2-A and B-2-B to the Sale and Servicing Agreement and to the Indenture (which Schedules may be in the form of microfiche or computer tape), as amended or supplemented on each Subsequent Transfer Date to reflect the sale to the Eligible Lender Trustee on behalf of the Trust of the Additional Student Loans.

“Securities” means the Notes.

“Securities Insurer” means MBIA Insurance Corporation.

“Securities Insurer Default” means (i) a Securities Insurer Payment Default, or (ii) if an Insolvency Event with respect to the Securities Insurer occurs.

“Securities Insurer Payment Default” means the failure and continuance of the Securities Insurer to make a payment in accordance with the terms of the Group II Insured Notes Guaranty Insurance Policy.

“Seller” means KBUSA.

“Senior Percentage” means, with respect to the (i) Group I Notes only, the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the Group I Senior Notes, and the denominator of which is the sum of the aggregate principal balance of all the Group I Notes and (ii) Group II Notes only, the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the Group II Senior Notes (other than the Class II-A-IO Notes), and the denominator of which is the sum of the aggregate principal balance of all the Group II Notes (other than the Class II-A-IO Notes).

“Serial Loans” means additional student loans, including Consolidation Loans, which are made under the Programs to a borrower who is also a borrower under at least one Financed Student Loan.

“Servicer’s Report” means any report of the Master Servicer (or any Sub-Servicer acting at the direction of the Master Servicer) delivered pursuant to Section 4.08(a) or (b) of the Sale and Servicing Agreement, substantially in the form acceptable to the Administrator and, with respect to the Group II Notes (provided that no Securities Insurer Default has occurred and is continuing) the Securities Insurer.

“SLS Loan” means a Financed Federal Loan designated as such that is made under the Federal Supplemental Loans for Students Program pursuant to the Higher Education Act.

“Society” means Society National Bank, predecessor in interest to KBUSA and successor in interest to Ameritrust.

“Society RT-SS Agreement” means (i) the Remote Time-Sharing Services Agreement, dated January 28, 1992, by and between PHEAA and Society, as amended from time to time, relating to certain Financed Student Loans, or (ii) after the expiration of the agreement described in clause (i), the then current agreement relating to the provision of remote time-sharing services between PHEAA and KBUSA, or if no such agreement exists, the last such agreement to be in existence; and any references to specific sections of the Society RT-SS Agreement shall mean the sections of the agreement described in clause (i) of this definition or the substantially similar provisions of the relevant agreement described in clause (ii) of this definition.

“Special Allowance Payments” means payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Financed Federal Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

“Special Determination Date” means March 31, 2004.

“Special Redemption Date” means April 25, 2004.

“Specified Collateral Balance” means, with respect to the Group I Student Loans or the Group II Student Loans and any Distribution Date, the sum of (a) the Group I Pool Balance or Group II Pool Balance, as applicable, as of the last day of the related Collection Period plus (b) the Group I Pre-Funded Amount or Group II Pre-Funded Amount, as applicable, as of the last day of the related Collection Period for such Distribution Date; provided, however, in the event that (1) there is a decision by the related noteholders to exercise the Group I or Group II Put Option, as applicable, followed by (x) an inability of the Indenture Trustee to exercise the related Put Option due to the Minimum Acceptable Put Option Exercise Price being greater than the Put Option Exercise Price (plus all amounts then on deposit in the Group I or Group II Reserve Account, as applicable), or (y) the Put Option Provider defaults and the Group I or Group II Student Loans, as applicable, are not sold pursuant to Section 9.01(c) of the Sale and Servicing Agreement with respect to the Group I or Group II Student Loans, as the case may be, any Distribution Date occurring on or after the Put Option Exercise Date, or (2) with respect to the Group II Student Loans only, a Trigger Event has occurred and is continuing, the Specified Collateral Balance will be zero.

“Specified Reserve Account Balance” means, with respect to any Distribution Date: (1) with respect to the Group I Reserve Account, an amount equal to the greater of (x) 0.25% of the aggregate outstanding principal amount of the Group I Notes on such Distribution Date before giving effect to any distribution on such Distribution Date, and (y) $617,250; and (2) with respect to the Group II Reserve Account, an amount equal to the sum of (i) the greater of (x) 3.50% of the aggregate outstanding principal amount of the Group II Notes on such Distribution Date before giving effect to any distribution on such Distribution Date, and (y) $2,500,000 and (ii) any Group II Cap Agreement Payment received with respect to such Distribution Date; provided, however, in each case, in no event will such balance exceed the sum of the outstanding principal amount of the related group of Notes.  Each Reserve Account may be used to fund Interest and Expense Draws and Realized Loss Draws with respect to the related group of Financed Student Loans.

“Stafford Loan” means a Financed Federal Loan designated as such that is made under the Federal Stafford Loan Program in accordance with the Higher Education Act.

“State” means any one of the 50 States of the United States of America or the District of Columbia.

“Statistical Cutoff Date” means, July 1, 2003, with respect to the Initial Financed Student Loans.

“Stepdown Date” means, with respect to the Group I Notes or Group II Notes, as applicable, the earlier of (i) the first date on which no Group I Senior Notes or Group II Senior Notes, as applicable, remain outstanding or (ii) the fifth anniversary of the Closing Date.

“Student Loan Rate” means for any Class of Notes for any Interest Period will equal the product of (a) the quotient obtained by dividing (x) 365 (or 366 in a leap year) by (y) the actual number of days elapsed in such Interest Period and (b) the percentage equivalent of a fraction, (i) the numerator of which is equal to Expected Interest Collections with respect to the related group of Financed Student Loans for the Collection Period relating to such Interest Period, plus any Net Trust Swap Receipt actually received by the Trust with respect to the Group I Interest Rate Swap (with respect to the Group I Student Loans only) and the related Collection Period, less the sum of the related Master Servicing Fees, the related Administration Fees, and the premiums due to the Securities Insurer (with respect to the Group II Student Loans only) and payable on the related Distribution Date and any related Master Servicing Fees paid on the two preceding Monthly Servicing Payment Dates during the related Collection Period, minus any Net Trust Swap Payment due to the Swap Counterparty with respect to the Group I Interest Rate Swap (with respect to the Group I Student Loans only) for the related Collection Period, and (ii) the denominator of which is the outstanding principal balance of the related group of Notes as of the first day of such Interest Period.

“Student Loan Rate Calculation Trigger” will be triggered with respect to the related Distribution Date if Three-Month LIBOR, as determined on the related LIBOR Determination Date, exceeds the average of the T-Bill Rates, in effect on the related and the prior two LIBOR Determination Dates, by 100 basis points or more.

“Student Loan Transfer Agreement” means the Student Loan Transfer Agreement, dated as of August 1, 2003, among KBUSA, as seller, the Depositor, as purchaser, and the Depositor Eligible Lender Trustee, whereunder the KBUSA Student Loans are sold to the Depositor.

“Subordinate Note Interest Trigger” means, with respect to the Group I or Group II Notes, as applicable, that on the last day of any Collection Period if the outstanding principal amount of the Group I or Group II Senior Notes (other than the Class II-A-IO Notes), as applicable, exceeds the sum of the Group I or Group II Pool Balance, as the case may be, plus in either case the balance of the related Pre-Funding Account and the related Reserve Account.  Such Subordinate Note Interest Trigger will remain in effect for so long as the outstanding principal amount of the Group I or Group II Senior Notes (other than the Class II-A-IO Notes), as applicable, exceeds the sum of the Group I or Group II Pool Balance, as the case may be, plus in either case the balance of the related Pre-Funding Account and the related Reserve Account.

“Subordinate Note Principal Trigger” means, with respect to the Group I or Group II Subordinate Notes, as applicable, will occur and be continuing if a related Note Parity Trigger occurs and is continuing with respect to the Group I or Group II Notes, as applicable.  In addition, a Subordinate Note Principal Trigger with respect to the Group I or Group II Subordinate Notes, as applicable, will occur if the Cumulative Default Percentage for the Group I or Group II Student Loans exceeds 25% and 17%, respectively, as of the end of the related Collection Period.

“Subordinate Percentage” means, for the Group I or Group II Notes, as applicable, is equal to 100% minus the Senior Percentage of the Group I or Group II Notes, respectively.

“Subsequent Cutoff Date” means the day specified in the related Subsequent Transfer Agreement as of which principal and interest accruing with respect to an Additional Student Loan is to be transferred to the Eligible Lender Trustee on behalf of the Issuer pursuant to Section 2.02 of the Sale and Servicing Agreement.

“Subsequent Student Loans” means any graduate or undergraduate student loans that are transferred or to be transferred to the Eligible Lender Trustee on behalf of the Issuer, pursuant to Section 2.02 of the Sale and Servicing Agreement, each Subsequent Student Loan to be identified on Schedule B-1-A and B-2-A to Sale and Servicing Agreement (which may be in the form of microfiche or computer tape).  All Subsequent Student Loans that are Financed Federal Loans will become Group I Student Loans, and all Subsequent Student Loans that are Financed Private Loans will become Group II Student Loans.

“Subsequent Transfer Agreements” has the meaning specified in Section 2.02(b) of the Sale and Servicing Agreement.

“Subsequent Transfer Date” means the fifteenth day (or, if such day is not a Business Day, the next succeeding Business Day) of any month or any other date designated by the Seller as a date on which Additional Student Loans will be conveyed to the Depositor pursuant to the applicable Student Loan Transfer Agreement, and then from the Depositor to the Eligible Lender Trustee on behalf of the Trust pursuant to Section 2.02 of the Sale and Servicing Agreement.

“Sub-Servicer” initially means each of PHEAA, in its capacity as sub-servicer of the Financed Student Loans it services on behalf of the Master Servicer pursuant to the PHEAA Sub-Servicing Agreements, and Great Lakes, as sub-servicer of the Financed Student Loans it services on behalf of the Master Servicer pursuant to the Great Lakes Sub-Servicing Agreement, as applicable, and such other Sub-Servicers as may, from time to time, be appointed by the Master Servicer as Sub-Servicers in accordance with the provisions of Section 4.13 of the Sale and Servicing Agreement.

“Successor Administrator” has the meaning specified in Section 3.07(e) of the Indenture.

“Successor Master Servicer” has the meaning specified in Section 3.07(e) of the Indenture.

“Swap Counterparty” means Key Bank USA, National Association in its capacity as the swap counterparty under the Group I Interest Rate Swap, and any replacement swap counterparty, that satisfies the Rating Agency Condition and appointed in accordance with the terms of the Group I Interest Rate Swap.

“T-Bill Rate” means, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury Bills sold at the most recent 91-day Treasury Bill auction (or a comparable obligation of the United States in the event 91-day Treasury Bills are discontinued or suspended) prior to such date as reported by the U.S. Treasury Department.  In the event that the results of the auctions of 91-day Treasury Bills (or comparable obligation) cease to be published or reported as provided above, or that no such auction is held in a particular week, then the “T-Bill Rate” in effect as a result of the last such publication or report shall remain in effect until such time, if any, as the results of auctions of 91-day Treasury shall again be so published or reported or such auction is held, as the case may be.

“Telerate Page 3750” means the display page so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) or such comparable page on a comparable service.

“TERI” means The Education Resources Institute, Inc., a Massachusetts non-profit corporation.

“TERI Trigger Event” means, on any Distribution Date, when the cumulative Realized Losses on any of the Guaranteed Private Loans that are guaranteed by TERI exceeds 17% of the Group II Initial Financed Student Loan Pool Balance consisting of all Guaranteed Private Loans that are guaranteed by TERI; provided, however, that a TERI Trigger Event shall not have occurred if TERI is continuing to pay claims with respect to all Guaranteed Private Loans guaranteed by TERI.

“Termination Event” has the meaning specified in each of the Group I Interest Rate Swap.

“Termination Payment” has the meaning specified in each of the Group I Interest Rate Swap.

“Three-Month LIBOR” means (i) in the case of the initial Interest Period 1.12419% for the period from the Closing Date to but excluding October 25, 2003 and, as determined on October 25, 2003 in accordance with clause (ii) below, for the period from and including October 25, 2003 to but excluding January 25, 2004, and (ii) for all other periods the London interbank offered rate ("LIBOR") for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date.  If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks.  The Administrator will request the principal London office of each of such Reference Banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations.  If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable reset period will be Three-Month LIBOR in effect for the previous reset period.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Transferred Balance” has the meaning assigned to such term in Section 5.08 of the Sale and Servicing Agreement.

“Transferred MPN Loans” means those Financed Student Loans that are MPN Loans.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code.  References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trigger Event” means, with respect to the Group II Notes only and on any Distribution Date, when: (1) a Non-Guaranteed Private Undergraduate Loan Trigger Event has occurred, or (2) a Private Graduate Loan Trigger Event has occurred; provided, however, that if all three Ratings Agencies and the Securities Insurer consent in writing, no Trigger Event shall have occurred with respect to such Distribution Date.

“Trust” means the Issuer, established pursuant to the Trust Agreement.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Group I and Group II Reserve Account Initial Deposits and the Group I and Group II Pre-Funding Amounts and all proceeds of the foregoing.

“Trust Accounts” has the meaning specified in Section 5.01 of the Sale and Servicing Agreement.

“Trust Agreement” means the Trust Agreement, dated as of July 24, 2003, as amended and restated by the Amended and Restated Trust Agreement, dated as of August 1, 2003, each between the Depositor and the Eligible Lender Trustee.

“Trust Certificate” means the Certificate.

“Trust Estate” means all right, title and interest of the Trust (or the Eligible Lender Trustee on behalf of the Trust) in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Eligible Lender Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“Trust Receipts” means the collective reference to the Custodian Trust Receipt, the Great Lakes Trust Receipt and the PHEAA Trust Receipt.

“Trust Swap Payment Amount” means, with respect to the Group I and Group II Group I Interest Rate Swap and any Distribution Date, the sum of (i) the Net Trust Swap Payment for the Group I Interest Rate Swap, respectively, for such Distribution Date and (ii) the Net Trust Swap Payment Carryover Shortfall for the Group I Interest Rate Swap for such Distribution Date; provided, however, that any related Termination Payments (other than the portion thereof consisting of amounts in clauses (i) and (ii) above) shall not be deemed to be part of the Trust Swap Payment Amount.

“Trust Swap Receipt Amount” means, with respect to the Group I Interest Rate Swap and any Distribution Date, the sum of (i) the Net Trust Swap Receipt for the Group I Interest Rate Swap for such Distribution Date and (ii) the Net Trust Swap Receipt Carryover Shortfall for the Group I Interest Rate Swap for such Distribution Date.

“TSAC” means, Tennessee Student Assistance Corporation.

“TGSLC” means, Texas Guaranteed Student Loan Corporation.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Undergraduate Loan Programs” means the “Key Alternative Loan Program,” pursuant to which KBUSA made loans to students enrolled in approved or accredited undergraduate institutions.

“Underwriters” shall mean Deutsche Bank Securities, Inc. and McDonald Investments Inc., a wholly-owned subsidiary of KeyCorp.

“Underwriting Agreement” shall mean the Note Underwriting Agreement.

“Underwriter Information” shall have the meaning given to such term in Section 2(b) of the Underwriting Agreement.

“USAF” means United Student Aid Fund, Inc., an Indiana corporation.